Exhibit 2.1

AGREEMENT OF MERGER

by and among

RHINO RESOURCE PARTNERS LP

RHINO ENERGY LLC

THE ELK HORN ACQUISITION CO. LLC

THE ELK HORN COAL COMPANY, LLC

AND

THE MEMBER REPRESENTATIVE

Dated as of June 10, 2011

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(continued)

(continued)

		Page

8.1	Termination	43
8.2	Effect of Termination	43
ARTICLE IX MISCELLANEOUS PROVISIONS		43

9.1	Notices	43
9.2	Entire Agreement	45
9.3	Amendment and Modification	45
9.4	Waiver	45
9.5	No Assignment; Binding Effect	45
9.6	Invalid Provisions	45
9.7	Governing Law and Jurisdiction	46
9.8	Construction	46
9.9	Counterparts	47
9.10	Headings	47
9.11	Third-Party Beneficiaries	47
9.12	Guarantee	47
9.13	Specific Performance	47

EXHIBITS

Defined Terms		A
Escrow Agreement		B-1
Member Representative Escrow Agreement		B-2
Letter of Transmittal		C
Release Agreement		D

SCHEDULES

Organization		3.1
Capitalization of the Company		3.2(a)(i)
Capitalization of the Company Subsidiaries		3.2(a)(ii)
Violations Related to Capitalization		3.2(a)(iii)
Other Equity Interests		3.2(b)
Distributions and Company Securities Actions		3.2(c)
Title to Equity Interests in the Company Subsidiaries		3.3
No Conflict		3.4(b)
Absence of Change		3.6
Tax Returns		3.7(a)
Audits and Categories of Tax Returns		3.7(c)
Extensions and Powers of Attorney		3.7(d)
Tax Adjustments for Change of Accounting Methods		3.7(f)
Foreign Persons		3.7(n)
Approvals, Consents and Notices		3.9
Contracts		3.10

(continued)

Page

Litigation and Pending Proceedings	3.11
Owned Real Property	3.12(a)
Leased Real Property	3.12(b)
Third Party Leases	3.12(c)
Lease Defaults	3.12(e)
Condemnation and Options	3.12(h)(ii)
Personal Property	3.13
Mine Safety and Health	3.14
Banks, Managers and Officers	3.15
Permits	3.16(a)
Permit Compliance	3.16(b)
Bonds	3.16(c)
Intellectual Property	3.17
Insurance	3.19
Compliance with Labor Laws	3.20(a)
Employee Listing	3.20(f)
Employee Benefit Plans	3.21(a)
ERISA Compliance	3.21(e)
Benefits Following Termination	3.21(i)
Extraordinary Labor Liabilities	3.21(j)
Potential Competing Interests	3.22
Environmental Compliance	3.23(a)
Hazardous Substances	3.23(c)
Superfund	3.23(d)
Environmental Complaints	3.23(e)
Underground Storage Tanks	3.23(f)
Water Treatment Liabilities	3.23(g)
Brokers’ and Finders’ Fees	3.24
Transactions with Related Parties	3.27
Compliance with Law	3.28
Powers of Attorney	3.29
Additional Compensation Payments	5.5(a)(i)
Transaction Expenses	5.5(a)(iii)
Directors’ and Officers’ Insurance	5.9(b)

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, dated as of June 10, 2011 (this “Agreement”), is by and among Rhino Resource Partners LP, a Delaware limited partnership, Rhino Energy LLC, a Delaware limited liability company (“Parent”), The Elk Horn Acquisition Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), The Elk Horn Coal Company, LLC, a Delaware limited liability company (the “Company”), and Peter Sisitsky, solely in his capacity as Member Representative.

RECITALS

A.            The manager of Parent, the manager and sole member of Merger Sub and the members and the managers of the Company have determined that it is advisable and in the best interests of the members of Merger Sub and the Company to effect the acquisition of the Company pursuant to the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Limited Liability Company Act (the “DLLCA”).

B.            Pursuant to the Merger, all outstanding Company Membership Units (as defined herein) issued and outstanding immediately prior to the Effective Time shall be converted solely into the right to receive the consideration set forth in Section 2.6 hereof, upon the terms and subject to the conditions set forth in this Agreement.

C.            As an inducement to Parent and Merger Sub to enter into this Agreement, a portion of the consideration otherwise payable by Parent at the Closing (as defined below) in connection with the Merger shall be placed in escrow by Parent at the Closing for purposes of satisfying any payment or indemnification obligations of the Company or the Company Members provided in this Agreement, and shall be disbursed in accordance with an escrow agreement, in the form attached as Exhibit B-1 hereto (the “Escrow Agreement”), to be entered into by and among Parent, the Member Representative and the Escrow Agent at the Closing of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and Company hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms.  Defined terms in this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Exhibit A.

1.2           Rules of Interpretation.

(a)          The singular includes the plural and the plural includes the singular.

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(b)         The word “or” is not exclusive.

(c)          A reference to a Person includes its permitted successors and permitted assigns.

(d)         The words “include,” “includes” and “including” are not limiting and, for purposes of this Agreement, shall be deemed to be followed by the words “without limitation.”

(e)          A reference in a document (including this Agreement) to an Article, Section, Exhibit, Schedule, Annex, Appendix, Preamble or Recital is to the Article, Section, Exhibit, Schedule, Annex, Appendix, Preamble or Recital of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

(f)          References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

(g)         References to any statute or statutory provision include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include subordinate legislation made under the relevant statute or statutory provision.

(h)         The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(i)           References to “days” shall mean calendar days, unless the term “Business Days” shall be used.

(j)           The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

ARTICLE II

THE MERGER

2.1           The Merger.

(a)          The Merger.  At the Effective Time, and on the terms and subject to the conditions of this Agreement and the DLLCA, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving limited liability company.  The Company, as the surviving company after the Merger, is sometimes referred to in this Agreement as the “Surviving Company”.

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(b)         Closing.  The closing of the Merger and the other transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m., Eastern time, on the date hereof, or at such time and place and on such other date as Parent and the Company shall agree (the “Closing Date”).  The Closing shall take place at the offices of Brown Rudnick LLP in Boston, Massachusetts, or at such other location as the parties hereto shall mutually agree.

2.2           Effective Time.  At the Closing, the parties hereto shall cause the Merger to be consummated by executing and filing a certificate of merger with the Secretary of State of the State of Delaware as required by, and executed in accordance with the relevant provisions of, the DLLCA (the “Certificate of Merger”), with such Certificate of Merger to be effective as of the  date and time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later time as may be agreed to by the parties hereto and set forth in the Certificate of Merger (the “Effective Time”).

2.3           Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DLLCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

2.4           Limited Liability Company Agreement and Certificate of Formation of the Surviving Company.  At the Effective Time and pursuant to the Merger, the Company’s limited liability company agreement shall be amended and restated into the same form as Merger Sub’s limited liability company agreement in effect immediately prior to the Effective Time and such limited liability company agreement, as further amended as set forth in the Certificate of Merger, shall be the limited liability company agreement of the Surviving Company, until duly amended in accordance with applicable Law.  At the Effective Time, the Company’s certificate of formation in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Company, until duly amended in accordance with applicable Law.

2.5           Managers and Officers of the Surviving Company.  Pursuant to the Merger, the managers of Merger Sub immediately prior to the Effective Time shall be the initial managers of the Surviving Company, each manager to hold office in accordance with the limited liability company agreement of the Surviving Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the limited liability company agreement of the Surviving Company and in accordance with applicable Law.  The Company shall cause each manager/director of the Company to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

2.6           The Merger Consideration; Effect on Company Membership Units.  On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any Company Membership Units, the following shall occur:

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(a)          Conversion of Company Membership Units.  Each Company Membership Unit issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished, and shall be automatically converted into solely the right to receive an amount of cash, without interest, equal to a Pro Rata Share of (i) the Initial Merger Consideration, (ii) the Additional Merger Consideration, if any, (iii) the right to receive the Escrowed Consideration, if any, pursuant to the terms of the Escrow Agreement, and (iv) the right to receive the Member Representative Escrowed Consideration, if any, pursuant to the terms of the Member Representative Escrow Agreement.

(b)         Units of Merger Sub.  Each Merger Sub Membership Unit issued and outstanding immediately prior to the Effective Time shall become, as of the Effective Time, a unit of the Surviving Company.  Each membership certificate of Merger Sub, if any, evidencing ownership of any Merger Sub Membership Units shall continue to evidence ownership of units of the Surviving Company.  Parent shall be admitted as a member of the Surviving Company effective as of the Effective Time and bound by the limited liability company agreement of the Surviving Company in effect as of the Effective Time.

2.7           Escrow.  At the Effective Time, Parent shall deposit or cause to be deposited (a) an amount equal to $5,975,000 (the “Escrowed Consideration”), with U.S. Bank N.A. or any successor escrow agent, in each case, an entity which shall be a “bank” (a “Bank”) as that term is defined in Section 2.a.5 of the Investment Company Act of 1940, as amended (the “Escrow Agent”) in an escrow account (the “Escrow Fund”) to be disbursed in accordance with the Escrow Agreement, and (b) an amount equal to $500,000 (the “Member Representative Escrowed Consideration”) in an escrow account (the “Member Representative Escrow Fund”) to be disbursed in accordance with an agreement in the form attached as Exhibit B-2 hereto in order to cover the costs and expenses incurred by the Member Representative hereunder (the “Member Representative Escrow Agreement”).  The maximum portion of the Escrowed Consideration and the Member Representative Escrowed Consideration, if any, that each Company Member may be entitled to receive pursuant to the terms of this Agreement shall be equal to the Pro Rata Share of such amounts payable in respect of the Company Membership Units held by such Company Member.

2.8           Working Capital Adjustments.

(a)          Not more than ten (10) Business Days, but in no event less than two (2) Business Days, prior to the Closing Date, the Company in good faith shall prepare an unaudited estimated balance sheet of the Company as of the Closing Date (the “Estimated Closing Balance Sheet”) prepared on a basis consistent with the last audited balance sheet of the Company (including adjustments normally made at year end), and an estimate of the Working Capital Amount of the Company as of the close of business on the Closing Date which shall be $1,441,010 (the “Estimated Closing Working Capital Amount”) based on the Company’s books and records and other information then available.  For purposes of this Agreement, (i) “Working Capital Amount” means the excess of the Company’s current assets (excluding cash and cash equivalents) over the Company’s current liabilities (excluding the current portion of the Long Term Debt Amount and any liabilities associated with Transaction Expenses and the Additional Compensation Payments) each as determined in accordance with GAAP, as modified by this Agreement, applied consistently with the Company’s past practices; (ii) accounts receivable

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resulting from income with respect to royalty revenue earned in the month in which the Closing Date shall occur shall be recorded as if the royalty revenue was earned ratably over the month and prorated between the Company and the Surviving Company on a daily basis, with only accounts receivable arising from any royalty revenue earned up to the close of business on the Closing Date, as provided herein, being reflected on the Estimated Closing Balance Sheet and the Closing Balance Sheet; and (iii) current liabilities that (A) are incurred in the month in which the Closing Date shall occur, (B) do not give rise to an offsetting current asset, and (C) relate to a period beginning before the Closing Date and ending after the Closing Date shall be recorded as if the expenses to which such current liabilities relate were incurred ratably over the applicable period and prorated between the Company and the Surviving Company on a daily basis, with only the current liabilities arising from any expenses incurred up to the close of business on the Closing Date, as provided herein, being reflected on the Estimated Closing Balance Sheet and the Closing Balance Sheet.

(b)         As promptly as practicable, but in no event later than ninety (90) days after the Closing, the Surviving Company shall deliver to the Member Representative a balance sheet of the Company as of the Closing (the “Closing Balance Sheet”) prepared on a basis consistent with the last audited balance sheet of the Company (including adjustments normally made at year end), which Closing Balance Sheet will reflect the Surviving Company’s determination of the Working Capital Amount as of the close of business on the Closing Date (the “Closing Working Capital Amount”).  The Surviving Company shall give the Member Representative and the Company Accountants an opportunity to review all records and work papers used in preparing the Closing Balance Sheet.

(c)          In the event that the Member Representative has not disputed the Surviving Company’s determination of the Closing Working Capital Amount in writing within thirty (30) days after receipt of the Closing Balance Sheet, and assuming the Surviving Company shall have given the Member Representative and the Company Accountants an opportunity to review all records and work papers used in preparing the Closing Balance Sheet, the Members Representative, on behalf of all of the Company Members, shall be deemed to have accepted the Surviving Company’s determination of the Closing Working Capital Amount and such determination shall be final and binding on the Member Representative, the Company Members, Parent and the Surviving Company.  If the Member Representative disagrees with the Surviving Company’s determination of the Closing Working Capital Amount and, within thirty (30) days after receipt of the Closing Balance Sheet, notifies the Surviving Company in writing of such disagreement (such notice setting forth the basis for such disagreement in reasonable detail), the Surviving Company and the Member Representative thereafter shall negotiate in good faith to resolve any such disagreements.  If the Surviving Company and the Member Representative are unable to resolve any such disagreements within sixty (60) days after the Surviving Company delivers the Closing Balance Sheet to the Member Representative, the Surviving Company and the Member Representative shall submit the dispute to the Independent Auditor for resolution as an accounting expert and not as an arbiter.

(d)         The Surviving Company and the Member Representative shall use reasonable efforts to cause the Independent Auditor to resolve all disagreements over the Closing Working Capital Amount as soon as practicable, but in any event within sixty (60) days after the submission of the disputes to the Independent Auditor.  The Surviving Company and the

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Member Representative shall instruct the Independent Auditor to resolve all disagreements over an item used in computing the Closing Working Capital Amount at an amount determined by the Member Representative or at an amount determined by the Surviving Company or at any amount between such amounts, any such amount as determined by the Independent Auditor shall be final and binding on the parties hereto.  The resolution of such disagreements and of the Closing Working Capital Amount by the parties hereto or the Independent Auditor, as applicable, shall be final and binding on Parent, the Surviving Company, the Company Members and the Member Representative.

(e)          The Independent Auditor will determine the allocation of its costs and expenses in determining the Closing Working Capital Amount based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.  For example, if the Member Representative claims the Closing Working Capital Amount is $1,000 more than the amount determined by the Surviving Company, and the Surviving Company contests only $500 of the amount claimed by the Member Representative, and if the Independent Auditor ultimately resolves the dispute by awarding the Member Representative $300 of the $500 contested, then the costs and expenses of the Independent Auditor will be allocated 60% (i.e., 300 ÷ 500) to the Surviving Company and 40% (i.e., 200 ÷ 500) to the Member Representative.  Any amounts allocated to the Member Representative and/or the Company Members pursuant to this Section 2.8(e) shall be recovered from the Member Representative Escrow Fund.

(f)          If the Closing Working Capital Amount (as finally determined pursuant to this Section 2.8) is greater than the Estimated Closing Working Capital Amount, the Surviving Company shall, within three (3) Business Days after the Closing Working Capital Amount is finally determined pursuant to this Section 2.8, deposit, or cause to be deposited with the Paying Agent, in immediately available funds, the difference between the Closing Working Capital Amount and the Estimated Closing Working Capital Amount (such amount, the “Excess Working Capital Amount”).

(g)         If the Closing Working Capital Amount is less than the Estimated Closing Working Capital Amount, the Escrow Agent shall, pursuant to the Escrow Agreement, within three (3) Business Days after the Closing Working Capital Amount is finally determined pursuant to this Section 2.8, pay to the Surviving Company, in immediately available funds recovered from the Escrow Fund (without regard to the Threshold Amount), the difference between the Closing Working Capital Amount and the Estimated Closing Working Capital Amount.

2.9           Paying Agent.

(a)          From and after the Effective Time, American Stock Transfer & Trust Company, LLC, or such other bank or trust company as shall be mutually acceptable to Parent and the Company, shall act as paying agent (the “Paying Agent”) in effecting the payment of the Merger Consideration to each Company Member.  At or before the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent cash in an amount equal to the Initial Merger Consideration to which Company Members shall be entitled at the Effective Time pursuant to Section 2.6. Within three (3) Business Days after the Closing Working Capital

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Amount is finally determined pursuant to Section 2.8, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent cash in an amount equal to the Excess Working Capital Amount, if any.

(b)             In no event later than two (2) Business Days following the Effective Time, Parent will, or Parent will instruct the Paying Agent to, hand deliver or mail via First Class mail or a national courier service to each Company Member a letter of transmittal in the form attached hereto as Exhibit C hereto (the “Letter of Transmittal”) (i) specifying that delivery shall be effected, and risk of loss and title to the Company Membership Units held by the Company Member shall pass, only upon delivery of a properly completed Letter of Transmittal to the Paying Agent and containing a representation and warranty of the Company Member as to title to, and the absence of any Encumbrances on, such holder’s Company Membership Units, and (ii) setting forth the instructions to effect the surrender of the Company Membership Units in exchange for payment of such Company Member’s Pro Rata Share of the Initial Merger Consideration payable in respect of the Company Membership Units held by such Company Member and the right to receive such Company Member’s Pro Rata Share of the Additional Merger Consideration, if any, required to be paid herein.  After the Effective Time, upon surrender of any Company Membership Units for cancellation to the Paying Agent and delivery of a Letter of Transmittal, properly completed by a Company Member that is listed on the Member Certification Statement or a Person that can prove to the Paying Agent and Parent, in their sole and absolute discretion, that such Person acquired its Company Membership Units from a Company Member that is listed on the Member Certification Statement and that any transfer taxes (if applicable) have been paid, and such other customary documents as may be required pursuant to such instructions, the holder of such Company Membership Units shall be entitled to receive from the Paying Agent in exchange therefor, a wire transfer of immediately available funds to, or a certified check or bank drafts payable to, such Person for such Person’s Pro Rata Share of the Initial Merger Consideration and the right to receive such Person’s Pro Rata Share of the Additional Merger Consideration, if any, in respect of the Company Membership Units held by such Person, and the Company Membership Units so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Membership Unit will be deemed from and after the Effective Time, for all limited liability company purposes to evidence only the right to receive that amount of the Merger Consideration, the Escrowed Consideration, if any, and the Member Representative Escrowed Consideration, if any, which holders of such Company Membership Units are entitled to receive pursuant to this Agreement. After the Closing Date, there shall be no transfers of the Company Membership Units.  No interest shall be paid or accrued on the Merger Consideration.

(c)          Promptly following the date which is one (1) year after the Effective Time, the Paying Agent shall deliver to the Surviving Company all cash, Letters of Transmittal and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent’s duties shall terminate. Thereafter, Company Members shall look only to the Surviving Company for payment of the Merger Consideration (subject to applicable abandoned property, escheat and similar Laws), in each case, without interest or dividends thereon.

(d)           None of Merger Sub, the Surviving Company, Parent, the Company or the Paying Agent shall be liable to any Person in respect of any Company Membership Units (or

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dividends or distributions with respect thereto) or cash deposited by Parent or Merger Sub with the Paying Agent that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any Company Membership Units shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any cash would otherwise escheat to or become the property of any Governmental or Regulatory Authority), any such cash in respect of such Company Membership Units shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(e)            Parent, Merger Sub, the Surviving Company and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Company Member such amounts as Parent, Merger Sub, the Surviving Company or the Paying Agent is required to deduct and withhold with respect to such payment or issuance under the Code, or any provision of state, local or foreign tax Law.  To the extent that amounts are so deducted and withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to each Company Member in respect of which such deduction and withholding was made.

(f)          All cash paid upon surrender of Company Membership Units in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Membership Units.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be a deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Merger Sub and Parent that:

3.1           Organization.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company Subsidiaries are duly organized, validly existing and in good standing under the laws of the states set forth for each Company Subsidiary on Schedule 3.1 of the Company Disclosure Letter.  The Company and the Company Subsidiaries are duly qualified to do business as foreign entities and are in good standing in each jurisdiction where the failure to so qualify would have a Company Material Adverse Effect.  The Company has made available to Parent complete and correct copies of the Company’s and the Company Subsidiaries’ certificate of formation and limited liability company agreement or comparable Charter Documents, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.  Each of the Company and the Company Subsidiaries has all corporate, limited liability company or similar powers and authority required to own, lease and operate its respective properties and carry on its business as now conducted.

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3.2           Capitalization.

(a)          The Company has 10,590,404 Company Membership Units outstanding, and the Company Membership Units, as of the date of this Agreement, are held by the Persons and in the amounts set forth on Schedule 3.2(a)(i) of the Company Disclosure Letter.  The Company Membership Units are not certificated.  The Company Subsidiaries have the capital stock and other equity interests outstanding as set forth on Schedule 3.2(a)(ii) of the Company Disclosure Letter.  All of the Company Membership Units and all of the capital stock and other equity interests of the Company Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable.  Except as set forth in Schedule 3.2(a)(iii) of the Company Disclosure Letter, none of the Company Membership Units or the capital stock or other equity interests of the Company Subsidiaries has been issued in violation of any federal, state or other Law pertaining to the issuance of securities or in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

(b)         There are not issued, reserved for issuance or outstanding: (i) units, membership interests, shares of capital stock or other voting securities or equity interests of the Company or the Company Subsidiaries, except as set forth in Schedule 3.2(b) of the Company Disclosure Letter; (ii) securities of the Company or any of the Company Subsidiaries convertible into or exchangeable or exercisable for units, membership interests, shares of capital stock or voting securities or equity interests of the Company or any Company Subsidiary; (iii) options, warrants, agreements, calls, conversion rights, exchange rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire from the Company or any of the Company Subsidiaries, or obligations of the Company or any of the Company Subsidiaries to issue, any units, membership interests or shares of capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for units, membership interests or shares of capital stock, voting securities or other equity interests of the Company or any Company Subsidiary; or (iv) stock appreciation rights, “phantom” stock rights, performance units, other equity equivalent interests in the ownership or earnings of the Company or other similar rights in respect of the Company (the securities described in clauses (i) through (iv) are collectively referred to herein as the “Company Securities”).  There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.  There are no preemptive rights or other rights or obligations of any kind which obligate the Company or any of the Company Subsidiaries to sell, issue or deliver, or cause to be sold, issued or delivered, any Company Securities.  There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound relating to the voting or registration of any units, shares of capital stock or other equity interests of the Company or any of the Company Subsidiaries.  Except as set forth in Schedule 3.2(b) of the Company Disclosure Letter, none of the Company Membership Units or the equity interests in the Company Subsidiaries is subject to any voting trust, transfer restrictions or other similar arrangements.

(c)           Except as set forth in Schedule 3.2(c) of the Company Disclosure Letter, since the Balance Sheet Date, (i) the Company has not declared or paid any dividend or distribution in respect of any Company Securities, and (ii) neither the Company nor any of the Company Subsidiaries has issued, sold or repurchased any Company Securities, and their

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respective boards of managers or boards of directors, as applicable, have not authorized any of the foregoing.

(d)           No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the Company Members may vote are outstanding.

3.3           Title to Equity Interests in the Company Subsidiaries.  Except as set forth on Schedule 3.3 of the Company Disclosure Letter, the Company has, and at the Closing will have, good title to all equity interests in the Company Subsidiaries, free and clear of all Encumbrances and free and clear of any restriction on the right to vote, sell or otherwise dispose of such equity interests.  There are no outstanding purchase agreements, options, warrants, or other rights of any kind whatsoever entitling any Person to acquire or purchase any interest in the Company Subsidiaries.  Neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any Person except for the Company Subsidiaries.

3.4           Authority; No Conflict.

(a)       The Company has all requisite power and authority and has taken all requisite limited liability company action in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby, including obtaining the approval of this Agreement by the holders of a the requisite percentage of the outstanding Company Membership Units entitled to vote on such matters (the “Company Member Approval”).  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties to this Agreement, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b)         Except as set forth on Schedule 3.4(b) of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents do not and will not (i) conflict with or result in any violation of, constitute a breach or default (or an event that with notice or the lapse of time on both would become a default) under, or create in any Person the right to terminate, modify, cancel or require any notice under, (A) any term of the certificate of formation or limited liability company agreement of the Company or the comparable Charter Documents of the Company Subsidiaries, (B) any material Contract, agreement, permit or other instrument to which the Company, any of the Company Subsidiaries or any of their respective assets is subject, or (C) any material Law or Order to which the Company or any of the Company Subsidiaries or any of their respective assets is subject, (ii) result in the creation of any material Encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of the Company or any of the Company Subsidiaries, or (iii) trigger, or otherwise create in any Person, any contractual, statutory or other appraisal rights.

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3.5           Financial Statements.  The Company has previously made available to Parent true and complete copies of the following financial statements (collectively, the “Financial Statements”): (a) audited, consolidated balance sheets and statements of income, changes in member’s equity and cash flows as of and for each of the years ended December 31, 2010, 2009 and 2008, and (b) an unaudited internally-prepared interim, consolidated balance sheet (the “Balance Sheet”) and statements of income, changes in member’s equity and cash flows as of and for each of the quarterly periods ended March 31, 2011 and 2010.  The Financial Statements: (i) were prepared in accordance with GAAP consistently applied, except, in the case of interim Financial Statements, for the absence of notes thereto and year-end adjustments and accruals made in the ordinary course of business consistent with past practice and (ii) present fairly, in all material respects, the financial position and results of operations of the Company and the Company Subsidiaries, on a consolidated basis, at the dates and for the periods indicated therein, in each case in accordance with GAAP.

3.6           Absence of Material Change.  Except as set forth in Schedule 3.6 of the Company Disclosure Letter, since the Balance Sheet Date, the Business has been conducted in the ordinary course of business and no Company Material Adverse Effect, or event, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, has occurred.  In addition to and without limiting the generality of the foregoing, except as set forth on Schedule 3.6 of the Company Disclosure Letter, since the Balance Sheet Date, neither the Company nor any of the Company Subsidiaries has:

(a)           amended, or proposed any amendment to, the Company’s certificate of formation or limited liability company agreement or the comparable Charter Documents of any Company Subsidiary;

(b)           (i)(A) declared, set aside or paid any dividend or other distribution (whether in cash, stock, other equity interests or other property or any combination thereof) with respect to its membership units, capital stock or other equity interests, except to the Company or another wholly-owned Company Subsidiary, or (B) redeemed, purchased or otherwise acquired, directly or indirectly, any of its membership units, capital stock or other securities; (ii) issued, sold, pledged, disposed of or encumbered, or authorized the issuance, sale, pledge, disposal or encumbrance of, or offered to issue, sell, pledge, dispose of or encumber any (A) additional membership units or shares of its capital stock or other equity interests, (B) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any membership units or shares of its capital stock or other equity interests or securities convertible into or exchangeable for any membership units or shares of its capital stock or other equity interests, or (C) of its other securities; or (iii) split, combined or reclassified, or amended any of the terms of, any of its outstanding membership units, capital stock or other equity interests;

(c)           acquired or agreed to acquire or agreed to be acquired by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, (i) any Person or business or division thereof or (ii) any material assets or rights, except, with respect to this clause (ii), (A) purchases of inventory, equipment and supplies in the ordinary course of business consistent with past practice or (B) other purchases of assets required by existing Contracts as in effect as of the date hereof;

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(d)           entered into, amended or otherwise modified in any material respect or terminated (or consented to the termination of) any Company Contract, or any Contract that, if in effect as of the date hereof, would constitute a Company Contract, or waived, released or assigned any material rights or material claims thereunder;

(e)           transferred, leased, licensed, sold, mortgaged, pledged, disposed of or otherwise encumbered or subjected to any lien any material assets (tangible or intangible, real or personal), other than (i) as required by existing Contracts as in effect as of the date hereof, or (ii) sales of inventory in the ordinary course of business, consistent with past practice and on arm’s-length terms;

(f)            hired or agreed to hire any new or additional officers;

(g)           except as required under the terms of any existing Plan or Contract, or to comply with applicable Law, (i) adopted, entered into, terminated, amended or increased the amount, or accelerated the payment or vesting, of any benefit or award or amount payable under any Plan or Contract for the current or future compensation, benefit or welfare of any manager, officer or employee, (ii) materially increased in any manner the compensation or fringe benefits of, or paid any bonus (other than customary annual bonuses) to any manager, officer or employee, (iii) other than benefits accrued through the date hereof, paid any material benefit, including any material severance or termination pay, not provided for under any Plan, or (iv) made any grant or award to any manager, director, officer or employee of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or similar rights or any removal of existing restrictions in any Plans or Contracts or awards made thereunder;

(h)           (i) redeemed, repurchased, defeased, incurred, assumed or otherwise become liable for, or modified the terms of, any indebtedness for money borrowed, other than redemptions, repurchases or defeasances at stated maturity and any required amortization payments and mandatory prepayments, in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof and other than intercompany indebtedness; (ii) voluntarily incurred, assumed or otherwise become liable for, or modified, any other material indebtedness or other material liability other than intercompany indebtedness; (iii) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iv) made any loans, advances or capital contributions to, or investments in, any other Person, other than, with respect to this clause (iv), (A) as required by existing Contracts as in effect as of the date hereof, (B) solely between or among the Company and the Company Subsidiaries, or (C) customary loans or advances to employees in accordance with past practice;

(i)            authorized, made or committed to any capital expenditures in excess of $250,000, in the aggregate, except for (i) expenditures required by existing Contracts as in effect as of the date hereof, and (ii) expenditures made in response to any emergency;

(j)            adopted or effected a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

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(k)           instituted, settled, paid, discharged or otherwise compromised any actions, suits, proceedings, investigations or other claims pending or threatened before any arbitrator, court or other Governmental or Regulatory Authority involving a conduct remedy or injunctive or similar relief or a restrictive impact on the Business or the payment of monetary damages or the provision of goods or services, or any combination of the foregoing, by the Company or any of the Company Subsidiaries of any amount or value exceeding $100,000 in the aggregate, other than the settlement of claims, liabilities or obligations reserved against on the Company Balance Sheet for amounts not in excess of the applicable reserves;

(l)            (i) settled or compromised any material Tax claim, audit or assessment, (ii) made or changed any material Tax election, changed any annual Tax accounting period, or adopted or changed any method of Tax accounting, (iii) amended any material Tax Returns or filed claims for material Tax refunds, or (iv) entered into any material closing agreement, surrendered in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consented to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries;

(m)          changed any of the accounting methods, principles or practices used by it unless required by generally accepted accounting principles; or

(n)         entered into an agreement, contract, commitment or arrangement to do any of the foregoing, or authorized, recommended, proposed or announced an intention to do any of the foregoing

3.7           Tax Matters.

(a)           Except as described on Schedule 3.7(a) of the Company Disclosure Letter:  (i) the Company and the Company Subsidiaries have filed all material Tax Returns that they were required to file; (ii) all such Tax Returns, as amended, are correct and complete in all material respects; (iii) all material Taxes owed by the Company or any of the Company Subsidiaries  (whether or not shown on any Tax Return) have been paid when due; (iv) neither the Company nor any of the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; (v) no claim, as to which the Company or any of the Company Subsidiaries has knowledge based upon personal contact with any agent of such Governmental or Regulatory Authority,  has ever been made by a Governmental or Regulatory Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and (vi) there are no material Encumbrances on any of the assets of the Company or any of the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax other than Encumbrances arising in the ordinary course with respect to any Tax not yet due.

(b)           The Company and the Company Subsidiaries have withheld and paid all material Taxes required to have been withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, and the Company and the Company Subsidiaries have collected and paid all material Taxes required to have been collected and paid in connection with any amounts received from any customer or other third party.

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(c)           There is no investigation, litigation, dispute or claim concerning any material Taxes of the Company or any of the Company Subsidiaries either: (i) claimed or raised by any Governmental or Regulatory Authority; or (ii) as to which the Company or any of the Company Subsidiaries has knowledge based upon personal contact with any agent of such Governmental or Regulatory Authority.  Schedule 3.7(c) of the Company Disclosure Letter: (x) lists all material categories of federal, state, local, and foreign Tax Returns filed with respect to the Company or any of the Company Subsidiaries for taxable periods ended on or after December 31, 2007; (y) indicates Tax Returns of the Company or any of the Company Subsidiaries for taxable periods ended on or after December 31, 2007 that have been audited by a Governmental or Regulatory Authority; and (z) indicates Tax Returns of the Company or any of the Company Subsidiaries that currently are the subject of an audit by a Governmental or Regulatory Authority.  The Company has delivered or made available to Parent correct and complete copies of all Tax Returns filed by or on behalf of the Company or any of the Company Subsidiaries and all examination reports and statements of deficiency assessed against or agreed to by the Company or any of the Company Subsidiaries, in each case for any Tax period ending on or after December 31, 2007.

(d)           Except as described on Schedule 3.7(d) of the Company Disclosure Letter: (i) neither the Company nor any of the Company Subsidiaries has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, and (ii) no power of attorney with respect to any Taxes has been executed or filed with any Governmental or Regulatory Authority.

(e)           Neither the Company nor any of the Company Subsidiaries has made any payments, is obligated to make any payments, or is party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 162(a)(1) or 404 or any corresponding provision of state or local law.

(f)            Except as set forth on Schedule 3.7(f) of the Company Disclosure Letter, the Company and the Company Subsidiaries will not be required, as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment to taxable income for any taxable period (or portion thereof) ending after the Closing Date.  Neither the Company nor any of the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of:  (i) any “closing agreement” as described in Code Section 7121 (or any corresponding provision of foreign, state or local Law); (ii) any sale occurring on or before the Closing Date that is accounted for under the “installment method” as described in Code Section 453 (or any corresponding provision of foreign, state or local Law); or (iii) any prepaid amount received on or prior to the Closing Date.

(g)           Neither the Company nor any of the Company Subsidiaries is a party to, bound by or has any material Liability under any Tax allocation, Tax-sharing, Tax indemnification or similar agreements.

(h)           Neither the Company nor any of the Company Subsidiaries is or has been a member of any affiliated, consolidated, combined or unitary group with respect to Taxes or has

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any material Liability for unpaid Taxes with respect thereto.  Neither the Company nor any of the Company Subsidiaries has any material Liability for Taxes of any Person (other than the Company or any of the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law), as a transferee or successor, by Contract, or otherwise.

(i)            For all Pre-Closing Tax Periods, the Company has been classified as a partnership for federal income purposes and each Company Subsidiary has been classified as a “C” corporation for federal income tax purposes.  No election is pending to have the Company classified as anything other than a partnership for federal income tax purposes or to have any of the Company Subsidiaries classified as anything other than a “C” corporation for federal income tax purposes.

(j)            All Tax elections that are in effect with respect to Taxes affecting the Company or the Company Subsidiaries as of the date hereof have been made on Tax Returns filed by Company or the Company Subsidiaries and delivered to Parent.

(k)           None of the assets of the Company or any Company Subsidiary (i) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; (ii) is property that the Company or any Company Subsidiary is required to treat as being owned by any other Person pursuant to the safe-harbor lease provisions of former Section 168(f)(8) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

(l)            Neither the Company nor any Company Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(m)          The amount of the Company’s and the Company Subsidiaries’ liability for unpaid Taxes for all periods ending on or before March 31, 2011 does not, in the aggregate, exceed, in any material respects, the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company’s and the Company Subsidiaries’ liability for unpaid Taxes for all periods following March 31, 2011 shall not, in the aggregate, exceed, in any material respects, the amount of accruals for Taxes on the Company’s books (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company and the Company Subsidiaries (and which accruals shall not exceed, in any material respects, comparable amounts incurred in similar periods in prior years).

(n)           Except for the persons listed on Schedule 3.7(n) of the Company Disclosure Letter, none of the Company’s owners is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(o)           Neither the Company nor any of the Company Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any Governmental or Regulatory Authority with respect to any material Taxes, nor is any such request outstanding.

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(p)           Neither the Company nor any of the Company Subsidiaries has been a party to, or a promoter of, a “reportable transaction” within the meaning of section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

3.8           Undisclosed Liabilities.  Except for any Liabilities arising out of or related to the matters set forth on Schedule 3.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has any Liabilities other than Liabilities that (a) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), or (b) were incurred since the Balance Sheet Date in the ordinary course of business, or (c) are incurred in connection with the transactions contemplated by this Agreement, or (d) do not exceed $500,000 in the aggregate.

3.9           Approvals, Consents and Notices.  No consent, approval, waiver or authorization by or from, or notice or filing with, any Governmental or Regulatory Authority or other Person is required to be made or obtained in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except (a) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (b) as set forth on Schedule 3.9 of the Company Disclosure Letter.  The Company has obtained the consents required by Items 3, 10 and 11 on Schedule 3.4(b) of the Company’s Disclosure Letter and all such consents are in full force and effect.  Items 1 and 4-9 on Schedule 3.4(b) of the Company’s Disclosure Letter shall be terminated upon payoff of the Company’s credit facility at the Closing.

3.10         Contracts.  Except for the Contracts listed on Schedule 3.10 of the Company Disclosure Letter (the “Company Contracts”), neither the Company nor any Company Subsidiary is a party to or otherwise bound by: (a) any Contract which could reasonably be expected to involve future payments by or to the Company or a Company Subsidiary of more than Two Hundred and Fifty Thousand Dollars ($250,000) in any twelve (12) month period and which are not cancelable by the Company or the Company Subsidiaries, as applicable, on less than sixty (60) days’ notice without penalty or payment in connection with such termination; (b) any employment, consulting, severance, bonus, change of control, retention, incentive or similar Contract, including without limitation any Contract providing for severance or incentive payments to employees in the event of a sale or change in control of the Company, with any current or former officer, director, manager or employee of the Company or any of the Company Subsidiaries; (c) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case relating to any Liability that could be in excess of Two Hundred Fifty Thousand Dollars ($250,000), other than any guaranty by the Company or any of the Company Subsidiaries of any of the obligations of the Company or any of the Company Subsidiaries; (d) any Contract that purports to limit in any material respect the right of the Company or any of the Company Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (i) to engage in any line of business, or (ii) to compete with any Person or operate in any geographical location; (e) any Contract that contains any provision that requires the purchase of all of the Company’s or any of the Company Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and the Company Subsidiaries, taken as a whole; (f) any Contract that obligates the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) to conduct business on an exclusive basis with any

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third party; (g) any partnership, joint venture or similar Contract; (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of Two Hundred Fifty Thousand Dollars ($250,000), other than loans to direct or indirect wholly-owned Subsidiaries of the Company; or (i) any Contract which is not otherwise described in clauses (a)-(h) above that is material to the Company and the Company Subsidiaries, taken as a whole.  The Company has previously provided Parent or its representatives with complete and accurate copies of all written Company Contracts and there are no amendments to or modifications of, or significant agreements of the parties relating to, any such Company Contract which have not been disclosed to Parent.  Each Company Contract is valid and binding on the Company (or the Company Subsidiary that is a party thereto), is in full force and effect.  The Company (or such Company Subsidiary) has performed all material obligations required to be performed by it to date under each Company Contract.  There is no material violation or default under (nor does there exist any condition which with the passage of time or the giving of notice or both would result in such a material violation or default under) any Company Contract by the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any other party thereto.  Neither the Company nor any of the Company Subsidiaries has received written notice from a party to any of the Company Contracts that such party intends to terminate, other than in accordance with the terms of such Company Contract, its normal business with the Company as a result of transactions contemplated by this Agreement or otherwise.

3.11         Litigation and Pending Proceedings.  Except as set forth on Schedule 3.11 of the Company Disclosure Letter, there are no material claims, actions, suits, proceedings, investigations, charges or complaints, pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, any properties or rights of the Company or any of the Company Subsidiaries, or any officer, director or manager of the Company or any of the Company Subsidiaries in their capacities as such, in each case, before any court or other Governmental or Regulatory Authority. Except as set forth on Schedule 3.11 of the Company Disclosure Letter, neither the Company, nor the Company Subsidiaries, nor any of the Company’s or any of the Company Subsidiaries’ properties is subject to any material Order.

3.12         Real Property.

(a)          Owned Real Property.  Schedule 3.12(a) of the Company Disclosure Letter contains a complete and accurate list of all deeds for interests in real property, including mineral rights, mining rights, surface estates, rights of way, options and other interests in real property and easements owned by the Company or any Company Subsidiary (the instruments identified on Schedule 3.12(a) of the Company Disclosure Letter are hereinafter referred to as the “Deeds,” and the property and the property interests and rights conveyed therein, less the property described in the out-conveyances listed on Schedule 3.12(a) of the Company Disclosure Letter, are hereinafter referred to as the “Owned Real Property”).

(b)         Leased Real Property.  Schedule 3.12(b) of the Company Disclosure Letter hereto is a true and complete list of all interests in real property, including mineral interests, mining rights, and surface estates leased or licensed by the Company or any of the Company Subsidiaries (the leases and other Contracts identified on Schedule 3.12(b) of the Company Disclosure Letter are hereinafter referred to as the “Leases,” and the property and property rights granted therein are hereinafter referred to as the “Leased Real Property”).  Schedule 3.12(b) of the

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Company Disclosure Letter also provides an identification of each of the Leases (whether a lease or sublease) (including parties and date).  The Leased Real Property and the Owned Real Property are referred to herein collectively as the “Real Property”.

(c)          Third Party Leases.  Schedule 3.12(c) of the Company Disclosure Letter is a true and complete list of all documents pursuant to which the Company or any of the Company Subsidiaries has leased or subleased or otherwise granted any real property rights or interests to third parties, including mineral interests, mining rights, surface estates, rights of way, easements, options and other real property rights or interests, or pursuant to which the Company or any of the Company Subsidiaries may be entitled to receive income from any Person as a result of the use or occupancy of any real property by such Person (the leases, subleases and other Contracts identified on Schedule 3.12(c) of the Company Disclosure Letter are hereinafter referred to as the “Third Party Leases,” and the property and property rights granted therein are hereinafter referred to as the “Out Leased Property”).

(d)         Copies Furnished.  The Company has furnished or made available to Parent true and complete copies of all of the Deeds, Leases, and Third Party Leases, including all amendments thereto, and true and complete copies of all title insurance policies, title opinions, abstracts, maps, surveys, lease files and conveyance files that, to the knowledge of the Company, are in the possession of the Company relating to the Real Property.

(e)          Lease Defaults.  Except as set forth on Schedule 3.12(e) of the Company Disclosure Letter, (i) there is no past due payment or other material default (or event that with notice or the lapse of time or both would become such a material default) by or with respect to the Company or the Company Subsidiaries with respect to the Leases or Third Party Leases, or to the knowledge of the Company, by or with respect to any other parties to the Leases or Third Party Leases; (ii) the Leases and Third Party Leases are in full force and effect with respect to the Company and the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto; and (iii) the Merger or any of the transactions contemplated by this Agreement or the other Transaction Documents will not constitute a breach or default (or event that with notice or the lapse of time or both would constitute a breach or default) under the terms of any of the Leases.

(f)          Encroachments.  To the knowledge of the Company and except for Permitted Encumbrances, (i) there are no material encroachments on the Real Property by improvements or structures located on property adjoining the Real Property or upon any easements located on the Real Property, and (ii) no part of any improvements or structures located on the Real Property materially encroaches on any property adjacent to the Real Property.

(g)         No Additional Property Interests.  Other than the Real Property, there are no other interests in real property, including mineral interests, mining and surface rights, easements, rights-of-way or options leased by the Company or any of the Company Subsidiaries, other contractual rights in or to any real property held by the Company or any of the Company Subsidiaries, or rights by which the Company or any of the Company Subsidiaries may be entitled to receive income from any Person as a result of the use or occupancy of any real property by such Person.

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(h)         Condemnation and Options.

(i)            There is no condemnation or eminent domain proceeding of any kind pending or, to the knowledge of the Company, threatened against any of the Real Property, or any portion thereof.

(ii)           Except as set forth on Schedule 3.12(h)(ii), there are no outstanding options, rights of first refusal or similar rights granted by the Company or any of the Company Subsidiaries to any third party to purchase the Owned Real Property or any portion thereof or interest therein.

(i)           Title to Real Property.

(i)            Except as expressly provided herein, the Company makes absolutely no warranty regarding the Company’s title to the Owned Real Property, except for a covenant of special warranty that the Company holds title to the Owned Real Property free and clear of Encumbrances (other than Permitted Encumbrances) created by, through, or under the Company and not otherwise.

(ii)           Except as to matters shown in the lease files, property files, and abstracts in the possession of the Company and made available to Parent, and except for the Permitted Encumbrances, (x) the Company has good and marketable title to the Leases without regard to Lessor’s title to such Leased Real Property and (y) to the knowledge of the Company, each of the lessors under the Leases of the Leased Real Property has good and marketable title to the Leased Real Property, subject to the Lease to which such lessor is a party.

(iii)          The Company makes no representation or warranty, express or implied, as to quantity, quality, or recoverability of any coal reserves underlying the Real Property or the condition of any improvements, structures or facilities located thereon.  PARENT ACCEPTS THE REAL PROPERTY AND ANY IMPROVEMENTS OR FACILITIES IN, ON, OR UNDER THE REAL PROPERTY AS IS, WHERE IS, FREE OF ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WITH REGARD TO THE EXISTENCE, MINEABILITY, WASHABILITY, VOLUME, LOCATION, QUANTITY OR QUALITY OF ANY COAL RESERVE OR CONDITION OF ANY IMPROVEMENTS, STRUCTURE OR FACILITY; provided, however, the Company has made available to Parent true and complete copies of all relevant studies in the Company’s possession relating to the quality and quantity of the coal reserves in, on or under the Real Property.

3.13         Personal Property.  A true and complete list of all items of machinery, equipment, vehicles, and other tangible personal property owned or leased by the Company or the Company Subsidiaries and having a book value in excess of $5,000 is set forth on Schedule 3.13 of the Company Disclosure Letter (the “Personal Property”).  The Company and the Company Subsidiaries own or lease, as the case may be, the Personal Property, free and clear of all Encumbrances other than Permitted Encumbrances.  Schedule 3.13 of the Company Disclosure Letter identifies all Personal Property that is leased to third parties by the Company.

3.14         Mine Safety and Health.  Except as set forth on Schedule 3.14 of the Company Disclosure Letter, the Company’s Operations are and have been, since January 1, 2010, in compliance, in all material respects, with all applicable health and safety Laws (including,

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without limitation, the Federal Coal Mine Health and Safety Act of 1969, as amended, the Federal Mine Safety and Health Act of 1977, as amended, and the Mine Improvement and New Emergency Response Act of 2006, and similar state Laws).

3.15         Banks, Managers and Officers.  Schedule 3.15 of the Company Disclosure Letter sets forth:  (a) a list of all banks with which the Company or any of the Company Subsidiaries has an account, deposit, certificate of deposit, or safe deposit box along with identifying numbers and the names of all Persons authorized to draw thereon or have access thereto; and (b) the names of all incumbent directors, managers and officers of the Company and the Company Subsidiaries.

3.16         Permits and Bonds.

(a)          All material Permits held by the Company or the Company Subsidiaries are listed on Schedule 3.16(a) of the Company Disclosure Letter (the “Company Permits”).  True and complete copies of each Company Permit have been made available to Parent.  Except as set forth on Schedule 3.16(a) of the Company Disclosure Letter, no action or claim is pending, or, to the knowledge of the Company, threatened, to revoke, suspend, modify, alter, amend or terminate any Company Permit, or to declare any Company Permit invalid in any respect.

(b)         Except as set forth on Schedule 3.16(b) of the Company Disclosure Letter, the Company’s Operations are and have been, since January 1, 2010, in compliance, in all material respects, with the Company Permits, the Surface Mining Control and Reclamation Act of 1977, as amended, and similar state Laws, and in accordance with reclamation plans submitted with respect to the Company Permits, including any such variances, deferrals, or temporary cessations as may have since been granted or otherwise be applicable thereto.

(c)          The Company and the Company Subsidiaries have posted all reclamation and performance bonds required to be posted in connection with the Company’s Operations.  All reclamation and performance bonds posted by the Company or any of the Company Subsidiaries in connection with the Company’s Operations are listed on Schedule 3.16(c) of the Company Disclosure Letter (collectively, the “Bonds”).  Except as set forth on Schedule 3.16(c) of the Company Disclosure Letter, no action or claim is pending or, to the knowledge of the Company, threatened to forfeit, collect, or otherwise draw upon any Bonds.

3.17         Intellectual Property.  Set forth in Schedule 3.17 of the Company Disclosure Letter is a true and complete list of all trademarks, service marks, trade names, copyrights, patents, patent rights, logos, domain names and other material proprietary intellectual property rights owned by, or registered or applied for in the name of, the Company or the Company Subsidiaries or utilized in, and material to, the operation of the Business (the “Company’s Intellectual Property”).  The Company has not received written notice that the Company’s Intellectual Property infringes the rights of any third party or is being infringed by any third party.  There are no material actions or claims pending or, to the knowledge of the Company, threatened involving the Company’s Intellectual Property.  There is no material restriction affecting the use or transfer of any of the Company’s Intellectual Property, and no license has been granted by the Company to any third party with respect thereto.

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3.18         Applicant Violator System.  Neither the Company, any of the Company Subsidiaries, nor any Person “owned or controlled” by the Company or any of the Company Subsidiaries, nor to the knowledge of the Company, any Person which “owns or controls” the Company or the Company Subsidiaries, has been notified in writing by the U.S. Office of Surface Mining or the agency of any state administering the Surface Mining Control and Reclamation Act (30 U.S.C. §§ 1201 et seq.), or any comparable state statute, that it is: (a) ineligible to receive additional surface mining permits; or (b) under investigation to determine whether their eligibility to receive such permits should be revoked, i.e., “permit blocked.”  As used herein, the terms “own,” “owner,” or “ownership” and “control” or “controller” shall be defined as set forth in 30 C.F.R. § 701.5.

3.19         Insurance.  Schedule 3.19 of the Company Disclosure Letter sets forth a true and complete list of all insurance policies maintained by or for the benefit of the Company or any of the Company Subsidiaries.  All such policies are in full force and effect.  The Company has not received written notice of cancellation or nonrenewal with respect thereto, and no event has occurred which would constitute a breach or default or permit termination, modification or acceleration of any such policy. Such policies are (a) maintained by the Company, (b) sufficient for compliance with all Laws and Contracts to which the Company or the Company Subsidiaries are parties or by which any of them is bound, (c) not, and have not been, subject to any lapse in coverage, and (d) in amounts customary and reasonable for the Company’s Operations.  All premiums due with respect to such policies have been timely paid.  Neither the Company nor any of the Company Subsidiaries is in material default under, or has otherwise failed to comply with, in any material respects, any provision of any such policies.  Neither the Company nor any of the Company Subsidiaries has ever been a member of the Kentucky Coal Producers Self-Insurance Fund or otherwise maintained or participated in any self-insurance program or self-insured any risks.  True and complete copies of such policies have been made available to Parent.

3.20         Labor Relations.

(a)          Except as set forth on Schedule 3.20(a) of the Company Disclosure Schedule, (i) each of the Company and the Company Subsidiaries is and has been, since January 1, 2008, in compliance, in all material respects, with all applicable Laws, rules, regulations and orders respecting employment and employment practices, terms and conditions of employment, wages, hours or work and occupational safety and health and (ii) there is no labor slowdown, stoppage or lockout pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries.

(b)         Neither the Company nor any of the Company Subsidiaries (i) is a party to or bound by any collective bargaining or similar agreement with any union or other labor organization or is engaged in any labor negotiations with any labor union, or (ii) is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

(c)          The Company does not know, or have any reasonable grounds to know, of any union organizational or representational activities underway among any of the Company’s or any of the Company Subsidiaries’ employees.

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(d)         Neither the Company nor any of the Company Subsidiaries has been charged or threatened with a charge of any unfair labor practice.

(e)          Neither the Company nor any of the Company Subsidiaries has committed any violation of the WARN Act.

(f)          Schedule 3.20(f) of the Company Disclosure Letter sets forth a true and complete list of all employees employed by the Company and the Company Subsidiaries, and such list correctly reflects their salaries, wages, other compensation, dates of employment and positions.  No employee of the Company or any of the Company Subsidiaries is employed other than “at-will” or is subject to any non-compete, confidentiality or similar agreement, other than as set forth on Schedule 3.20(f) of the Company Disclosure Letter.

(g)         There are no discrimination or harassment charges (relating to sex, age, religion, race, national origin, ethnicity, disability or veteran status) pending or, to the knowledge of the Company, threatened before any Governmental or Regulatory Authority against the Company or the Company Subsidiaries and, to the knowledge of the Company, there is no basis therefor.

3.21         Employee Benefit Plans.

(a)          Schedule 3.21(a) of the Company Disclosure Letter contains a true and complete list of each pension, retirement, profit sharing, savings, stock option, restricted stock, severance, termination, bonus, fringe benefit, insurance, medical, education reimbursement or other employee benefit plan, including each “employee benefit plan” as defined in Section 3(3) of ERISA, in each case whether written or unwritten, (each, an “Employee Benefit Plan”) which is or has been sponsored, maintained or contributed to or required to be contributed to by the Company or any of the Company Subsidiaries for the benefit of current or former employees, directors, or managers of the Company or any of the Company Subsidiaries (each a “Plan”).

(b)         True and complete copies (or, if a Plan is not written, a written description) of the following items relating to each Plan, where applicable, have been furnished or made available to Parent or its representatives:

(i)            all material Plan documents and related trust agreements including amendments thereto;

(ii)           the most recent determination letter, if any, received from the IRS with respect to each such Plan that is intended to be qualified under Section 401(a) of the Code;

(iii)          the most recent summary plan description, summary of material modifications and all material communications to participants;

(iv)          the most recent Annual Report (5500 Series), if any, and accompanying schedules for each Plan as filed;

(v)           insurance policies;

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(vi)          communications to or from the Pension Benefit Guaranty Corporation (“PBGC”) or the United States Department of Labor; and

(vii)         the most recent allocation or actuarial reports.

(c)          Neither the Company, nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any of their respective managers, officers or employees has, with respect to any Plan, engaged in or been a party to any “prohibited transaction”, as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA, a tax imposed by Section 4975 of the Code, in each case applicable to the Company, the Company Subsidiaries, any of the Plans, or any administrator or other party involved with any of the Plans.  Neither the Company nor any of the Company Subsidiaries has incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA, or related provisions of the Code.

(d)         Each of the Plans has been executed, managed and administered in material compliance with its terms and the applicable provisions of ERISA, the Code, and the regulations promulgated thereunder, and all other applicable Laws, rules and regulations.  There are no pending or, to the Company’s knowledge, threatened claims against any of the Plans or, to the Company’s knowledge, their fiduciaries by any participant, beneficiary or Governmental or Regulatory Authority.

(e)          Except as set forth on Schedule 3.21(e) of the Company Disclosure Letter:  (i) the Company and the Company Subsidiaries have complied, in all material respects, with the notice and coverage requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA, if applicable, and Section 4980B of the Code and the proposed regulations thereunder, if applicable, (ii) all material reports, statements, returns and other information required to be furnished or filed with respect to the Plans have been timely furnished, filed or both in accordance with ERISA and the Code, if applicable, and they are true, correct and complete in all material respects, (iii) all records with respect to the Plans have been maintained in all material respects in compliance with ERISA, if applicable, (iv) with respect to any of the Plans, neither the Company or any of the Company Subsidiaries has any Liability for any breach of any fiduciary duties under ERISA, (v) except to the extent limited by applicable Law, each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material Liability to Parent, the Company Subsidiaries, Merger Sub or the Surviving Company (other than ordinary administration expenses and in respect of accrued benefits thereunder), (vi) there are no material audits, inquiries or other proceedings pending or, to the knowledge of the Company, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental or Regulatory Authority with respect to any Plan, and (vii) there are no material claims, actions, suits, investigations, hearings or other proceedings pending, or, to the knowledge of the Company, threatened with respect to any Plan (in each case, other than routine claims for benefits).

(f)          All of the Plans covering employees of the Company and the Company Subsidiaries which are intended to be qualified under Section 401(a) or 403(a) of the Code, and the related trusts which are intended to be exempt under Section 501(a) of the Code, are, and

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have been since adoption, so qualified.  To the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to adversely affect the qualified status of the Plans.

(g)         None of the Plans (i) is, and neither the Company nor any of the Company Subsidiaries has at any time contributed to or had any liability or obligation in respect of a “multi-employer plan,” as that term is defined in Section 3(37) of ERISA  or (ii) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code.

(h)         All contributions and other payments which are due from the Company or the Company Subsidiaries under any of the Plans have been timely paid in all material respects.  All current insurance premiums, claims for benefits or other payments due which are payable by the Company or the Company Subsidiaries for all periods ending on or before the Closing Date have been paid or accrued as a liability by the Company in accordance with GAAP, in all material respects, with respect to each of the Plans.

(i)           Except as set forth on Schedule 3.21(i) of the Company Disclosure Letter, (i) the Company and the Company Subsidiaries do not have any Liability for or to provide, medical, health, disability or life insurance or other benefits following retirement or other termination of employment other than in accordance with Code Section 4980B, if applicable; (ii) the Company and the Company Subsidiaries have no current or future Liability under the Coal Industry Retiree Health Benefit Act of 1992, as amended; and (iii) the Company and the Company Subsidiaries have no Liability with respect to any Employee Benefit Plans other than the Plans.

(j)           Except as set forth in Schedule 3.21(j) of the Company Disclosure Letter, neither the execution of this Agreement or the other Transaction Documents, the consummation of the Merger, nor any of the transactions contemplated by this Agreement or the other Transaction Documents will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director or employee of the Company or any of the Company Subsidiaries to severance pay or any other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual, (iii) limit or restrict the right of the Company or any of the Company Subsidiaries to merge, amend or terminate any Plan, (iv) increase the amount payable or result in any other material obligation pursuant to any Plan, or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

3.22         Potential Competing Interests.  Except as set forth on Schedule 3.22 of the Company Disclosure Letter, no officer, manager or, to the knowledge of the Company, other employee of the Company or any of the Company Subsidiaries has any direct or indirect interest in any entity which competes with, is a supplier, customer or sales agent of, or is engaged in any business of the kind being conducted by, the Company.  Except as set forth on Schedule 3.22 of the Company Disclosure Letter, no officer, manager or, to the knowledge of the Company, other employee of the Company or any of the Company Subsidiaries has any interest, direct or indirect, in any Contract or agreement with, commitment or obligation of or to, or claim against, the Company or any of the Company Subsidiaries.  No real or personal property in which any officer, manager or, to the knowledge of the Company, any other employee of the Company or

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the Company Subsidiaries has an interest is used by the Company or any of the Company Subsidiaries in the operation of the Business, or located on or at any premises used by the Company or the Company Subsidiaries in the Business.

3.23         Environmental Matters.

(a)          Except as set forth on Schedule 3.23(a) of the Company Disclosure Letter, the Company’s Operations are in compliance, in all material respects, with all applicable Environmental Laws.  Except as set forth on Schedule 3.23(a) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received notice of, or has knowledge of, any fact(s) which would constitute noncompliance with any Environmental Law that would reasonably be expected to result in a material Liability to the Company or any of the Company Subsidiaries.

(b)         The Company has made available to Parent true and complete copies of all information, including such studies, reports, correspondence, notices of violation or noncompliance, audits, analyses and test results in the possession, custody or control of the Company relating to the material noncompliance by the Company, the Company Subsidiaries or the Company’s Operations with any Environmental Laws or Permits within the previous two (2) years.

(c)          Except as set forth on Schedule 3.23(c) of the Company Disclosure Letter, to the knowledge of the Company, no substance, chemical or waste (including, without limitation, asbestos, asbestos-containing material, lead paint, polychlorinated biphenyls (“PCBs”) and petroleum) that is designated or defined (either by inclusion in a list of materials or by reference to exhibited characteristics) as hazardous, toxic, dangerous or words of similar import, or as a pollutant or contaminant under any Environmental Laws, including, in each case, any constituent, raw material, product or by-product thereof (“Hazardous Substance”) has been released, produced, processed, generated, treated, stored, disposed of, used, handled or manufactured at or in, or transported, shipped or disposed of from, the Company’s Operations or the Real Property except in material compliance with Environmental Laws, and there have been no releases of any Hazardous Substance in, on, under, from or affecting the Company’s Operations or the Real Property, except as has not and would not reasonably be expected to result, individually or in the aggregate, in a material Liability to the Company or any oth Company Subsidiaries.

(d)         Except as set forth on Schedule 3.23(d) of the Company Disclosure Letter, none of the Company or the Company Subsidiaries has received from any Governmental or Regulatory Authority or other third party any written notice that any of them is or may be a potentially responsible party in respect of, or may otherwise bear liability for, any actual or threatened release of any Hazardous Substance at any site that is, has been or could reasonably be expected to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, the National Corrective Action Priority System or any similar or analogous federal, state, provincial, territorial, municipal, county, local or other domestic or foreign list, schedule, inventory or database of Hazardous Substance sites or facilities.

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(e)          Except as set forth on Schedule 3.23(e) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has received any material written complaint, order, directive, claim, citation or notice by any Governmental or Regulatory Authority with respect to:  (i) air emissions; (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Real Property; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of Hazardous Substances; or (vi) other environmental, health or safety matters, affecting the Company or any of the Company Subsidiaries, any of their respective assets, any of the Real Property, any improvements located thereon or the business conducted thereon, or arising from the actions or omissions of the Company or any of the Company Subsidiaries.

(f)          To the Company’s knowledge, except as set forth on Schedule 3.23(f) of the Company Disclosure Letter, there have not been and are now no underground storage tanks “owned” or “operated” (as defined by applicable Law) by the Company or any of the Company Subsidiaries or located on the Real Property.

(g)         To the Company’s knowledge, except as set forth on Schedule 3.23(g) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has any material Liability for water treatment or similar obligations.

3.24         Brokers’ and Finders’ Fees.  Except as set forth on Schedule 3.24 of the Company Disclosure Letter, the Company and Company Subsidiaries have not entered into and will not enter into any Contract, agreement, arrangement or understanding with any Person which will result in the obligation of the Company or any of the Company Subsidiaries to pay any finders’ fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

3.25         Additional Compensation Payments.  Schedule 5.5(a)(i) of the Company Disclosure Letter sets forth a true and complete list of all Persons to whom the Company or any of the Company Subsidiaries has or will have, as of the Effective Time or as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, an obligation to make any Additional Compensation Payments.

3.26         Release Agreements.  As of the date of this Agreement, the Company has entered into a Release Agreement, in substantially the form of Exhibit D attached hereto, with each Person that is to receive one or more Additional Compensation Payments in excess of $50,000, in the aggregate, and such agreements are valid and binding obligations of, and are enforceable against, the parties thereto.

3.27         Transactions with Related Parties.  Except as set forth on Schedule 3.27 of the Company Disclosure Letter, to the knowledge of the Company, no Related Party of the Company or any of the Company Subsidiaries has or has had, at any time during the three (3) years preceding the date of this Agreement, any Contract, agreement or other arrangement (written or oral) with the Company or any of the Company Subsidiaries.

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3.28         Compliance with Law.  Except for Environmental Matters (as covered by Section 3.23 hereof), Employee Benefit Plans (as covered by Section 3.21), Labor Relations (as covered by Section 3.20), the Applicant Violater System (as covered by Section 3.18), Permits and Bonds (as covered by Section 3.16), Mine Safety and Health (as covered by Section 3.14), Real Property (as covered by Section 3.12), Taxes (as covered by Section 3.7) and except as set forth on Schedule 3.28 of the Company Disclosure Letter, the Company and the Company Subsidiaries are and have been, since January 1, 2010, in compliance, in all material respects, with all applicable Laws (including, without limitation, all reclamation requirements of the Company Permits required to date by Law) and Orders, and have not received written notice of, or been threatened or placed under, any investigation with respect to any charge concerning any material noncompliance or alleged material  noncompliance with any Law or Order.

3.29         Powers of Attorney.  Except as set forth in Schedule 3.29 of the Company Disclosure Letter, there are no outstanding powers of attorney executed on behalf of the Company or any of the Company Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company that:

4.1           Organization, Authority.  Parent is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized pursuant to and in accordance with the laws governing each of Parent and Merger Sub and their respective Charter Documents, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize such execution, delivery and performance.  This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto, this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.2           No Conflicts.  The execution, delivery and performance by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a violation of, or constitute a breach or default under, (a) any of the terms, conditions or provisions of the respective Charter Documents

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of Parent or Merger Sub, (b) any material Contract, permit or other instrument to which Parent or Merger Sub is subject, or (c) any material Law or Order to which Parent or Merger Sub is subject.

4.3           Approvals, Consents and Notices.  Except for the filing of the Certificate of Merger with the Secretary of State of Delaware, no consent, approval, waiver, authorization, notice or filing with any Governmental or Regulatory Authority is required to be made or obtained in connection with the execution, delivery and performance by Parent or Merger Sub of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain or deliver any such consent, approval, waiver, authorization, notice or filing would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

4.4           Financing.  Parent and Merger Sub have or will have funds available to them sufficient (a) to pay the Acquisition Price and (b) to pay all related fees and expenses and otherwise to consummate the transactions contemplated by this Agreement.

4.5           Brokers’ and Finders’ Fees.  Parent or Merger Sub have not entered into and will not enter into any Contract, agreement, arrangement or understanding with any Person which will result in the obligation of Parent or Merger Sub to pay any finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby.

4.6           Litigation.  There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent, Merger Sub or any of their respective Subsidiaries or any properties or rights of Parent, Merger Sub or any of their respective Subsidiaries, before any court or other Governmental or Regulatory Authority, which, individually or in the aggregate, has had or would have a material adverse effect on, or otherwise materially impair or materially delay, Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement.  Neither Parent, Merger Sub or any of their respective Subsidiaries, nor any properties or rights of Parent, Merger Sub or any of their respective Subsidiaries, is subject to any Order, which, individually or in the aggregate, has had or would have a material adverse effect on, or otherwise materially impair or materially delay, Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

4.7           No Prior Activities.  Except for obligations or liabilities incurred in connection with its organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity other than activities related or incidental to its organization.

4.8           Approval; No Further Member Approval Required.  The manager of Parent has approved this Agreement and the Merger.  Parent, as the sole member of Merger Sub, has approved this Agreement and the Merger.

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4.9           Applicant Violator System.  Neither the Parent nor Merger Sub, nor any Person “owned or controlled” by Parent or Merger Sub, nor to the knowledge of Parent, any Person that “owns or controls” the Parent or Merger Sub, has been notified in writing by the U.S. Office of Surface Mining or the agency of any state administering the Surface Mining Control and Reclamation at (30 U.S.C. §§ 1201 et seq.), or any comparable state statute, that it is: (a) ineligible to receive additional surface mining permits; or (b) under investigation to determine whether their eligibility to receive such permits should be revoked, i.e., “permit blocked.”  As used herein, the terms “own,” “owner,” or “ownership” and “control” or “controller” shall be defined as set forth in 30 C.F.R. § 701.5.

ARTICLE V

COVENANTS

5.1           Post-Closing Tax Matters.

(a)              The Surviving Company shall prepare or cause to be prepared, and shall file or cause to be filed, at the Surviving Company’s sole expense, all federal and state tax returns for the Company for all periods ending on or prior to the Closing Date which are due to be filed after the Closing Date (the “Final Tax Returns”).  The Surviving Company shall present the Final Tax Returns to the Member Representative for review and comment no later than thirty (30) days before filing the Final Tax Returns and shall make such changes reasonably requested by the Member Representative as are consistent with this Agreement and comply with applicable Laws.

(b)              Parent agrees to pay all sales or use, transfer and other taxes (except income taxes) arising from or related to the transactions contemplated hereby.

(c)              Parent, the Surviving Company and the Member Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such tax return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Parent, the Surviving Company and the Member Representative agree (i) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Parent, the Surviving Company or the Member Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Parent, the Surviving Company or the Member Representative, as the case may be, shall allow the other party to take possession of such books and records.

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5.2           Deliveries.

(a)           Simultaneously with the execution and delivery of this Agreement, Parent shall deliver to the Member Representative the following: (i) the Escrow Agreement executed by Parent and the Escrow Agent; and (ii) a certificate from an authorized officer of Parent, dated as of the date of this Agreement, certifying that (A) the representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement are true and correct in all respects, and (B) the covenants and agreements set forth in this Agreement to be performed or complied with by Parent and Merger Sub at or prior to the Closing have been performed or complied with in all material respects without regard to materiality qualifiers contained therein.

(b)           Simultaneously with the execution and delivery of this Agreement, the Company shall deliver to Parent the following: (i) the Escrow Agreement executed by the Company and the Escrow Agent; (ii) a fully executed copy of the Member Representative Escrow Agreement; and (iii) a certificate from the Chief Executive Officer of the Company, dated as of the date of this Agreement, certifying that (A) the representations and warranties of the Company set forth in Article III of this Agreement are true and correct in all respects, and (B) the covenants and agreements set forth in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with in all material respects without regard to materiality qualifiers contained therein.

5.3           Further Assurances.  Upon the reasonable request of any party at any time after the Closing, the other parties shall promptly execute and deliver such documents and instruments and take such additional action as the requesting party may request to effectuate the purposes of this Agreement.  At and after the Effective Time, the officers and managers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

5.4           Public Disclosure.  No party hereto shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except where such release or announcement is required by applicable Law, court process or the requirements of any national securities exchange and provided that the other parties are notified in writing as to the content of such release or announcement prior to the publication thereof and are given a reasonable opportunity to comment thereon.

5.5           Payments and Adjustment of Acquisition Price.

(a)          On the Closing Date, subject to the terms and conditions of this Agreement, Parent shall use a portion of the Acquisition Price to pay, or cause to be paid, the following liabilities of the Company:

(i)            the Additional Compensation Payments, which shall be paid to the individuals identified on Schedule 5.5(a)(i) of the Company Disclosure;

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(ii)           the outstanding Long Term Debt Amount, which shall be paid to the party identified in the Payoff Letter, and

(iii)          the Transaction Expenses set forth on Schedule 5.5(a)(iii) of the Company Disclosure Letter, which shall be paid to the Persons indicated on such Schedule.

(b)         For purposes of determining the amount of the Initial Merger Consideration, the Acquisition Price shall be reduced by an amount equal to the aggregate payments required to be made by the Parent pursuant to Section 5.5(1)(i)-(a)(iii) minus, the Company’s unrestricted cash and unrestricted cash equivalents on hand as of the close of business on the Closing Date.

5.6           Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the negotiation and consummation of the terms and conditions of this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.7           Intentionally Omitted.

5.8           No Other Representations or Warranties.  Each of Parent and Merger Sub agrees that, except for the representations and warranties made by the Company that are expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate provided pursuant to Section 6.3(d), neither the Company nor any other Person has made and shall not be deemed to have made any representation or warranty of any kind.  Without limiting the generality of the foregoing, each of Parent and Merger Sub agrees that neither the Company, any Company Subsidiary, any Company Member, nor any of their respective Affiliates or representatives, makes or has made any representation or warranty to Parent, Merger Sub or their respective representatives or Affiliates with respect to:

(a)           any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any Company Subsidiary or the future business, operations or affairs of the Company or any Company Subsidiary heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective representatives or Affiliates; or

(b)           any other information, statement or documents heretofore or hereafter delivered or made available to Parent, Merger Sub or their respective representatives or Affiliates, except to the extent and as expressly covered by a representation or warranty made by the Company and contained in Article III of this Agreement (as modified by the Company Disclosure Letter).

5.9           Indemnification of Managers and Officers; Directors’ and Officers’ Insurance

(a)          Indemnification of Managers and Officers.

(i)            From and after the Effective Time, each of Parent and the Surviving Company agrees that it shall indemnify and hold harmless each present and former manager, director and officer of the Company or any of its Company Subsidiaries (in each case, when acting in such capacity), determined as of the Effective Time (the “Company Indemnified

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Persons”), against any Losses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including claims arising out of this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law or certificate of formation, limited liability company agreement, Charter Documents or any indemnification contracts disclosed to Parent, in each case, as in effect on the date of this Agreement; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by non-appealable order of a court of competent jurisdiction that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer’s, manager’s or director’s conduct complies with the standards set forth under Delaware law and the Company’s certificate of formation, limited liability company agreement or any indemnification contract disclosed to Parent, in each case, as in effect on the date of this Agreement shall be made by independent counsel selected by the Surviving Company and reasonably acceptable to the Company Indemnified Person.

(ii)           Any Company Indemnified Person wishing to claim indemnification under Section 5.9(a)(i), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Company of any liability it may have to such Company Indemnified Person except to the extent such failure prejudices the indemnifying party.  In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time),  (A) Parent or the Surviving Company shall have the right to assume the defense thereof and Parent and the Surviving Company shall not be liable to such Company Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Company Indemnified Persons in connection with the defense thereof, except that if neither Parent nor the Surviving Company elects to assume such defense or counsel for the Company Indemnified Persons provides Parent with a written legal opinion stating that there are material issues that raise conflicts of interest between Parent or the Surviving Company and the Company Indemnified Persons such that one counsel cannot represent both parties, The Company Indemnified Persons may retain additional counsel reasonably satisfactory to Parent, and Parent or the Surviving Company shall pay all reasonable fees and expenses of such counsel for the Company Indemnified Persons promptly as statements therefor are received; provided, that Parent and the Surviving Company shall be obligated pursuant to this Section 5.9(a)(ii) to pay for only one firm of counsel for all Company Indemnified Persons in any jurisdiction; (B) the Company Indemnified Persons shall cooperate in the defense of any such matter; and (C) Parent and the Surviving Company shall not be liable for any settlement effected without their prior written consent; and provided, further, that in the case of clauses (A), (B) and (C) Parent and the Surviving Company shall not have any obligation hereunder to any Company Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final by non-appealable order, that the indemnification of such Company Indemnified Person in the manner contemplated hereby is prohibited by applicable Law.

(b)         Directors’ and Officers’ Insurance.  Prior to the Effective Time, the Company may and, if the Company is unable to or does not, Parent shall cause the Surviving Company, as promptly as possible and in any event within sixty days of the Effective Time to

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obtain, fully pay for, and maintain “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as, and covering each Person covered by, the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby).  If the Company and the Surviving Company for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance of the Company in place as of the date of this Agreement (the “Current D&O Insurance”) covering each Person covered by such D&O Insurance with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Company shall, and Parent shall cause the Surviving Company to, use reasonable best efforts to purchase comparable D&O Insurance covering each Person covered by the Current D&O Insurance for such six (6) year period with benefits and levels of coverage at least as favorable as provided in the Current D&O Insurance; provided, that in no event shall the Company, Parent or the Surviving Company pay premiums (in connection with the tail policies described above) in excess of 400% of the Company’s current annual premium for the Current D&O Insurance (the “Annual D&O Premium”), which amount of annual premium is set forth on Schedule 5.9(b) of the Company Disclosure Letter, or be required to pay annual premiums (in connection with any other D&O Insurance described above) in excess of 300% of the Annual D&O Premium; and, provided, further, that if such insurance coverage cannot be obtained for such amount or less, the Surviving Company or the Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c)          Successors and Assigns; Enforcement; Remedies.

(i)            If Parent or the Surviving Company or any of their respective successors or assigns (A) shall consolidate with or merge into any other limited liability company or entity and shall not be the continuing or surviving limited liability company or entity of such consolidation or merger or (B) shall transfer all or substantially all its properties and assets to any individual, limited liability company or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all the obligations set forth in this Section 5.9.

(ii)           The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Company Indemnified Persons.

(iii)          The rights of the Company Indemnified Persons under this Section 5.9 shall be in addition to any rights such Company Indemnified Persons may have under the Company’s or the Company Subsidiaries’ certificate of formation or limited liability company agreement or comparable Charter Documents, or under any applicable contracts or Laws.

5.10         Cooperation.  In the event that any administrative or judicial proceeding is instituted (or threatened to be instituted) by a Governmental or Regulatory Authority or private

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party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate with each other and use its respective commercially reasonable efforts to contest and resist any such proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

5.11         Payoff Letter.  The Company shall cause the relevant Person(s) to deliver to Parent, at least three (3) Business Days prior to the Closing Date, a fully executed payoff letter, in form and substance reasonably satisfactory to Parent, setting forth all amounts required to irrevocably pay in full all of the obligations under the Company Credit Agreement and all documents executed in connection therewith or pursuant thereto (the “Payoff Letter”).

5.12         Member Certification Statement.  At the Closing Date, the Company will deliver to Parent a list, certified by the Company’s chief executive officer, which shall set forth the ownership of the Company Membership Units by holder as of the date thereof (the “Member Certification Statement”).  The Company shall not process any transfers of the Company Membership Units after the date of the Member Certification Statement.  If, notwithstanding this Section 5.12, the Company Membership Units are transferred after the date of the Member Certification Statement, the Company shall give immediate notice to Parent pursuant to the notice provisions herein.

5.13         Income Tax Treatment of Merger.  The Merger and related transactions will be treated as follows for income tax purposes. The Company shall terminate under section 708(b)(1)(A) of the Code upon consummation of the Merger. The Merger will be treated, from the perspective of the Company Members, as an acquisition of all of their respective interests in the Company, and the Company Members shall report gain or loss, if any, resulting from the deemed sale of their interests in accordance with section 741 of the Code.  For purposes of classifying the transaction from the perspective of Parent, the Company is deemed to make a liquidating distribution of its assets to the Company Members. Immediately following such deemed distribution, Parent is deemed to acquire, by purchase, all of the Company’s assets. Parent will take a cost basis in such assets in accordance with section 1012 of the Code, and its holding period for such assets begins on the day immediately following the date of the Merger.  Parent shall be solely liable for all Liability for Taxes, and any other costs, expenses and losses, arising from or related to any election made by it under Section 338 of the Code (or any analogous provision under applicable Law) with respect to the transactions contemplated hereby.

5.14         Allocation of Purchase Price.  The Acquisition Price and Liabilities of the Company (plus other relevant items) shall be allocated among the assets of the Company for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Parent and delivered to the Member Representative within one hundred twenty (120) days following the Closing Date. If the Member Representative does not notify Parent, in writing within thirty (30) days of receipt of the Allocation Schedule, that it objects to one or more items reflected therein, then the Company Members shall be deemed to have accepted the Allocation Schedule.  If the Member Representative notifies Parent, in writing within thirty (30) days of receipt of the

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Allocation Schedule, that it objects to one or more items reflected in the Allocation Schedule, Parent and the Member Representative shall negotiate in good faith to resolve such dispute; provided, however, that if they are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days following Parent’s receipt of the Member Representative’s notice of objection, such dispute shall be submitted to the Independent Auditor for resolution as a tax expert and not an arbiter, and the parties shall use reasonable efforts to cause the Independent Auditor to resolve the disagreements within thirty (30) days. The Allocation Schedule, as accepted or agreed to by the parties or finally determined by the Independent Auditor, shall be binding on Parent, Merger Sub, the Company, the Surviving Company, the Member Representative and the Company Members.  The fees and expenses of the Independent Auditor shall be borne half by Parent and half by the Company Members. The parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Any adjustments to the Acquisition Price pursuant to this Agreement shall be allocated in a manner consistent with the Allocation Schedule.

ARTICLE VI

[Intentionally omitted.]

ARTICLE VII

INDEMNIFICATION

7.1           Survival of Representations and Warranties.  Each representation and warranty contained in this Agreement shall expire on the one-year anniversary of the Closing Date, except that any such representation or warranty that has been made the subject of a Claim prior to such expiration date shall survive with respect to such Claim until the final resolution of such Claim pursuant to this Article VII.  Each representation, warranty, covenant and agreement made by the Company Members pursuant to their Letters of Transmittal shall survive indefinitely, unless otherwise expressly stated therein.  Unless otherwise expressly stated herein, all covenants and agreements of the parties contained in this Agreement shall survive the Closing indefinitely.

7.2           Indemnification Provisions for Benefit of Parent and the Surviving Company.  Subject to the limitations set forth in this Article VII, after the Closing, the Parent and its representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties” and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”) shall be indemnified and held harmless from and in respect of any and all damages, losses, claims, deficiencies, liabilities, suits, demands, judgments and costs and expenses (including costs of investigations and reasonable attorneys’ fees) (each a “Loss” and collectively “Losses”) related to, resulting from, arising out of, or caused by, directly or indirectly:

(i)            any breach by Company of any representation, warranty, covenant or agreement contained in this Agreement or any other Transaction Document (a “Company Breach Claim”);

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(ii)           any inaccuracy on the Member Certification Statement with respect to any of the matters to be set forth thereon (a “Certification Claim”);

(iii)          the Company’s fraud (a “Company Fraud Claim”);

(iv)          any breach of the covenants, agreements, representations and warranties of the Company Members contained in their Letters of Transmittal (a “Member Breach Claim”);

(v)           the fraud of a Company Member (a “Member Fraud Claim”);

(vi)          any Transaction Expenses that are not identified on Schedule 5.5(a)(iii) of the Company Disclosure Letter and are not included as a current liability on the Estimated Closing Balance Sheet and the Closing Balance Sheet (a “Transaction Expense Claim”); and

(vii)         any Additional Compensation Payments that are not identified on Schedule 5.5(a)(i) of the Company Disclosure Letter and are not included as a current liability on the Estimated Closing Balance Sheet and the Closing Balance Sheet (a “Compensation Claim”).

7.3           Certain Limitations.  The indemnification provided in Section 7.2 is subject to the following limitations:

(a)          No Indemnified Party may recover any Losses with respect to a Company Breach Claim until the cost of all Losses incurred by the Indemnified Party based on the same or a substantially similar set of facts giving rise to a Company Breach Claim exceeds $50,000 (“Excluded Company Claims”).  Additionally, no Indemnified Party may recover any Losses under this Article VII relating to a Company Breach Claim unless and until the aggregate amount of all such Losses (without regard to any Excluded Company Claims) exceeds the Threshold Amount and then only with respect to amounts in excess of the Threshold Amount.

(b)         The maximum liability of the Company for a Company Breach Claim, unless it also constitutes a Certification Claim, a Company Fraud Claim, a Member Breach Claim, a Member Fraud Claim, a Transaction Expense Claim or a Compensation Claim, shall be limited to the Escrowed Consideration remaining in the Escrow Fund and the Escrow Fund shall be the sole and exclusive source for the Indemnified Parties to collect any Losses with respect to any Company Breach Claim, unless it also constitutes a Certification Claim, a Company Fraud Claim, a Member Breach Claim, a Member Fraud Claim, a Transaction Expense Claim or a Compensation Claim.

(c)          The maximum liability of the Company for a Certification Claim or Company Fraud Claim shall be limited to the Merger Consideration.  Any amount to be paid to the Indemnified Parties for indemnification with respect to any Certification Claim or Company Fraud Claim, shall, at the sole discretion of Parent, be satisfied by offsetting such amount against the Escrowed Consideration in the Escrow Fund and, thereafter if this amount is insufficient to permit recovery in full with respect to such claims, by seeking redress directly from the Company Members severally (and not jointly) based on their respective Pro Rata Shares of the

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Merger Consideration received by the Company Members, with recovery from any Company Member capped at an amount equal to 100% of the portion of the Merger Consideration actually received by such Company Member.

(d)           No Indemnified Party shall have any indemnification rights with respect to a Company Breach Claim, a Certification Claim, a Company Fraud Claim, a Transaction Expense Claim or a Compensation Claim, and no Indemnifying Party shall have any obligation to provide indemnity hereunder with respect to such claims, unless such Claim (i) is brought in accordance with Section 7.4 on or before the date that is one (1) year following the Closing Date, or (ii) also constitutes a Member Breach Claim or a Member Fraud Claim.

(e)            Any amount to be paid to the Indemnified Parties for indemnification with respect to any Member Breach Claim or Member Fraud Claim, shall be payable solely and exclusively by the Company Member that committed the act or breach giving rise to such claim, (such holder, a “Breaching Holder”).  The maximum liability of any Breaching Holder for a Member Breach Claim or Member Fraud Claim shall not exceed the amount of the portion of the Merger Consideration paid to such Breaching Holder.  With respect to indemnification for Member Breach Claims or Member Fraud Claims, Parent shall first seek to satisfy such a claim by offsetting such amount against the Breaching Holder’s remaining pro rata portion of the Escrowed Consideration in the Escrow Fund, if any, and thereafter if this amount is insufficient to permit recovery in full with respect to such claims, by seeking redress directly from the Breaching Holder.  In no event shall any Person other than the Breaching Holder be liable in any respect for any Member Breach Claims or Member Fraud Claims.

7.4           Claims.

(a)          Notice.  Any Indemnified Party seeking indemnification hereunder shall promptly notify the Member Representative of any action, suit, proceeding, demand, claim or breach (a “Claim”) with respect to which the Indemnified Party claims indemnification hereunder, and such notice shall specify in reasonable detail the individual items of Loss, the basis for the anticipated liability and the nature of the breach of representation, warranty, covenant or agreement giving rise to such Losses and in the case of any Member Breach Claim or Member Fraud Claim, the identity of the Breaching Holder(s), provided that the failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations under this Article VII except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

(b)         Third-Party Claims.  If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a “Third-Party Claim”), the Indemnifying Party shall be entitled to assume the defense of such Third-Party Claim in its own name, or, if necessary, in the name of the Indemnified Party; provided the following conditions must be satisfied: (i) the Indemnifying Party shall have confirmed in writing, within thirty (30) days after receiving notice of such Third-Party Claim, that it is assuming such defense, (ii) the Indemnified Party shall not have given the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party’s own counsel advisable, and (iii) such Third Party Claim does not involve a Claim for equitable relief

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involving the ongoing operations of Parent, the Surviving Company or any of their respective Subsidiaries.  In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 7.4(c), (A) it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim, and (B) the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof.  If the Indemnifying Party elects not to defend such Third-Party Claim, by failing to give notice as provided in this Agreement or otherwise, or is not permitted to defend such Third-Party Claim, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 7.4(c), pay, compromise and/or defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim.

(c)          Settlement of Third-Party Claims.  Notwithstanding any other provision of this Agreement to the contrary, the Indemnifying Party shall not compromise or settle any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless such compromise or settlement (i) provides for the unconditional release of the Indemnified Party from all Liabilities in connection with such Third-Party Claim, and (ii) relates to a Claim for monetary relief only.  If the Indemnified Party has assumed the defense of the Third-Party Claim, it shall not compromise or settle such Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(d)         Direct Claims.  Following receipt of notice of a Claim on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”), the Indemnifying Party shall have 30 days to respond in writing to such Direct Claim.  If the Indemnifying Party does not respond within such 30 day period, the Indemnifying Party will be deemed to have accepted such Direct Claim.  If the Indemnifying Party rejects all or any part of such Direct Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith for 30 days to resolve such Direct Claim.  If no such agreement can be reached through good faith negotiation within 30 days, either the Indemnifying Party or the Indemnified Party may resolve such dispute using such remedies as may be available on the terms and subject to the provisions of this Agreement.

7.5           Method and Manner of Paying Claims.  In the event of any Claims under this Article VII, the claimant shall advise the Indemnifying Party by written notice specifying in reasonable detail the individual items of damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.  Except as otherwise expressly provided for herein, all Claims shall be satisfied pursuant to the terms of the Escrow Agreement.  With respect to any Claim that is not expressly required herein to be exclusively satisfied pursuant to the terms of the Escrow Agreement, the Indemnifying Party shall satisfy any such obligation by wire transfer of immediately available funds within 15 Business days of the date upon which such a Claim is agreed to by the Indemnifying Party or is finally adjudicated to be payable pursuant to this Article VII.  In no event shall the Member Representative, in his, her or its capacity as the Member Representative, have any obligation to satisfy any Claims of an Indemnified Party.

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7.6           Remedy.  Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge that, after the Effective Time, the indemnification provisions set forth in this Article VII constitute the sole and exclusive recourse and remedy of the Indemnified Parties with respect to the breach of any representation, warranty, covenant or agreement of the Company or the Company Members contained in this Agreement, the other Transaction Documents or in any closing certificate executed and delivered by the Company in connection herewith or otherwise in connection with the transactions contemplated hereby (other than Member Fraud Claims).  Notwithstanding any provision in this Agreement to the contrary, no party hereto shall in any event be liable to any Person, on account of any indemnity obligations set forth in this Article VII or otherwise, for, and each party hereto waives any right it may have to claim or recover, any indirect, consequential, special, incidental or punitive damages (including lost profits, diminution in value, loss of use, damage to goodwill or loss of business) other than any such damages paid to a third party in connection with a Third-Party Claim.  In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligations set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provision set forth in this Article VII and except for any such rights, claims, or causes of action arising from fraud, intentional misrepresentation or willful misconduct.  Nothing in this Section 7.6 shall limit any Person’s right to seek and obtain any injunctive or other equitable relief, including pursuant to Section 9.13, to which any Person shall be entitled.

7.7           Amount of Losses.

(a)          The amount of any Loss payable hereunder shall be reduced by any insurance proceeds actually received by the Indemnified Party with respect to the event or occurrence giving rise to such Losses and shall be reduced by any amounts which the Indemnified Party actually receives from third parties in connection with Losses for which indemnification is sought under this Article VII in each case net of any expenses incurred in obtaining such proceeds or amounts.  The Indemnified Party shall use commercially reasonable efforts to pursue insurance or other claims that may reduce or eliminate Losses.  If the Indemnified Party both collects proceeds from any insurance company or other Person and receives a payment from the Indemnifying Party (including through the Escrow Fund) pursuant to this Article VII, and the sum of such proceeds and payment is in excess of the amount payable with respect to the matter that is the subject of the indemnity, then the Indemnified Party shall promptly refund the amount of such excess (up to, but not exceeding, the amount of the payment received from the Indemnifying Party (including through the Escrow Fund)) to the Indemnifying Party (which excess amount shall be returned to the Escrow Fund to the extent such amount was originally withdrawn from the Escrow Fund to satisfy the applicable Claim).

(b)         Each Indemnified Party shall take, and shall cause its Affiliates to take, all commercially reasonable steps to mitigate Losses in connection with claims for which a party seeks indemnification under this Article VII.

(c)          The representations, warranties, covenants and agreements of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto,

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shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation, warranty, covenant or agreement is, was or might be inaccurate or unsatisfied.

7.8           Tax Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Acquisition Price for Tax purposes, unless otherwise required by Law.

7.9           Escrow Disbursements.  The Escrow Amount, less the sum of the amount of any indemnification claims paid from the Escrow Fund and the amount of any unresolved claims for payments therefrom, shall, on the one-year anniversary of the Closing Date, be released by the Escrow Agent to Company Members or their designees in accordance with the provisions of the Escrow Agreement.

7.10         Appointment of Member Representative.

(a)           Peter Sisitsky is hereby appointed as the sole and exclusive representative for and on behalf of the Company Members (the “Member Representative”). The Member Representative shall enter into the Escrow Agreement and the Member Representative Escrow Agreement and take all actions required or permitted under the terms of, or otherwise deemed necessary or appropriate in connection with the transactions contemplated by, this Agreement, the Escrow Agreement with respect to the interests and rights of the Company Members with respect to the indemnity under Article VII hereof, and the Member Representative Escrow Agreement and by executing this Agreement the Member Representative accepts such appointment.  No bond shall be required of the Member Representative and the Member Representative shall receive no compensation for its services.  Notices of communications to or from the Member Representative pursuant to the notice requirements set forth in Section 9.1 of this Agreement shall constitute notice to or from each of the Company Members.  Notwithstanding the foregoing, the Member Representative may deliver notice of communications to any Company Member via email to an address specified by such Company Member.  If the Member Representative is no longer able or willing to serve in such capacity (or if otherwise desired by the former holders of Company Membership Units that became entitled to receive, as of the Effective Time, at least a majority of the Initial Merger Consideration paid to all holders of Company Membership Units) such former holders may select a replacement for the Member Representative.  The newly appointed representative shall deliver notice of his or her or its appointment to Parent as soon as practicable.

(b)           The Member Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.  The Company Members shall severally (and not jointly) indemnify the Member Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Member Representative and arising out of or in connection with the acceptance or administration of his duties under any Transaction Document, which may be paid from, but shall not be limited by, the Member Representative Escrow Fund.

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Parent, Merger Sub, the Surviving Company and the Company (after the Closing) shall have no liability whatsoever for any action or failure to act by the Member Representative.

(c)           Any decision, act, consent or instruction of the Member Representative made in accordance with this Agreement, the Escrow Agreement or the Member Representative Escrow Agreement shall constitute a decision of all Company Members and shall be final, binding and conclusive upon every Company Member, and the Escrow Agent, Parent and the Surviving Company may rely, without inquiry, upon any decision, act, consent or instruction of the Member Representative as being the decision, act, consent, or instruction of every such Company Member.

(d)           The Member Representative is authorized to incur reasonable costs and expenses in connection with the administration of this Agreement, the representation of the Company Members in connection with any claims of any type for which the Company Members, directors, officers, employees or agents may be liable under this Agreement or otherwise, in each case including, without limitation, reasonable attorneys’ and accountants’ fees.  The Member Representative may consult with its own counsel and utilize such other advisors in carrying out its duties under any Transaction Document as the Member Representative deems appropriate and, without limiting the foregoing, the Member Representative shall have full and complete authorization and protection for any action taken in accordance with the opinion of such counsel, except in the case of fraud or willful misconduct by the Member Representative.  Such costs and expenses shall be paid out of the Member Representative Escrow Fund.  The Member Representative shall not be entitled to any compensation for its time or any other payment, except payment from the Member Representative Escrow Fund for the reasonable costs and expenses incurred in accordance with this Section 7.10.

(e)           Pursuant to the terms of the Member Representative Escrow Agreement, the Member Representative may (i) make withdrawals from the Member Representative Fund for its own account in accordance with an invoice for expenses and (ii) direct payments to be made from the Member Representative Escrow Fund as appropriate.  At any time after all matters for which the Member Representative is responsible under any Transaction Document have been finally concluded, all amounts payable from the Member Representative Escrow Fund in connection therewith have been paid and no further action by the Member Representative is required, and after all indemnity obligations owed to the Member Representative if any, have been paid or otherwise resolved, any and all amounts remaining in the Member Representative Escrow Fund, including any income thereon, shall be distributed by the Member Representative to the Paying Agent to be distributed to the Company Members in accordance with Section 2.9 if the Paying Agent is still serving in that capacity and, otherwise, such amounts shall be distributed by the Escrow Agent to the Company Members or their designees in accordance with the provisions of the Member Representative Escrow Agreement.

(f)            The adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby by the requisite Company Members shall constitute: (i) approval by all Company Members of this Agreement, the Escrow Agreement and the Member Representative Escrow Agreement and of all of the arrangements relating thereto; (ii) approval by all Company Members of the appointment of the Member Representative pursuant to this Agreement, the Escrow Agreement and the Member Representative Escrow Agreement and the

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acknowledgement and agreement by all Company Members that all decisions and rights of the Company Members under any of the Transaction Documents shall thereafter be made or exercised solely by the Member Representative; (iii) the approval by all Company Members of the establishment of the Member Representative Escrow Fund and the administration of the same in accordance with this Section 7.10, and (iv) the approval by all Company Members of the Member Representative as their agent and true and lawful attorney-in-fact with the power and authority to act in the name, place and stead of the Company Members in connection with the transactions contemplated by this Agreement or the other Transaction Documents, and to do or refrain from doing all such further acts and things, and to execute all such agreements and documents as the Member Representative deems necessary or appropriate in connection with the transactions contemplated by this Agreement or the other Transaction Documents, subject to the limitations set forth in this Section 7.10.

(g)           The Member Representative shall have reasonable access to information about the Surviving Company and the reasonable assistance of the Surviving Company’s officers and employees to the extent necessary for purposes of performing its duties and exercising its rights hereunder, provided that the Member Representative shall treat confidentially and not disclose any nonpublic information from or about the Surviving Company to anyone (except on a need to know basis to individuals who agree to keep such information confidential).

(h)           The Member Representative shall (subject to applicable Law) have the power to:

(i)            give and receive notices and communications to or from Parent (on behalf of itself or any other Indemnified Parties) relating to the Transaction Documents or any of the transactions and other matters contemplated hereby or thereby (except to the extent that the Transaction Documents expressly contemplate that any such notice or communication shall be given or received by a Company Member individually);

(ii)           execute the Escrow Agreement as the representative of the Company Members, and to take such further actions under the Escrow Agreement as the Representative deems to be necessary or appropriate;

(iii)          act for the Company Members with regard to negotiating, defending, investigating, settling or taking other actions with respect to any indemnification or other claims and executing instructions to the Escrow Agent with respect to disbursement of funds from the Escrow Fund;

(iv)          execute and deliver all ancillary agreements, certificates and documents that the Member Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by the Transaction Documents;

(v)           do or refrain from doing any further act or deed on behalf of the Company Members that the Member Representative deems necessary or appropriate in its sole discretion relating to the subject matter of the Transaction Documents as fully and completely as the Company Members could do if personally present;

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(vi)          agree to, object to, negotiate, resolve, enter into settlements and compromises of, demand arbitration or litigation of, and comply with orders of arbitrators or courts with respect to, (A) indemnification claims by Parent or any other Indemnified Party pursuant to this Article VII or (B) any dispute between any Indemnified Party and any Company Member, in each case relating to this Agreement or the other Transaction Documents;

(vii)         receive and distribute, pursuant to the Escrow Agreement or the Member Representative Escrow Agreement, as applicable, any portion of the Escrowed Consideration, if any, or the Member Representative Escrowed Consideration, if any, payable to any of the Company Members or their designees;

(viii)        perform all duties of the Member Representative described in this Agreement or any other Transaction Document; and

(ix)           take all other actions necessary or appropriate in the judgment of the Member Representative for the accomplishment of the foregoing.

ARTICLE VIII

TERMINATION

8.1           Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

8.2           Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company to any other party hereto.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1           Notices.  All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If prior to the Closing, to the Company:

The Elk Horn Coal Company, LLC

544 South Lake Drive

Prestonsburg, Kentucky 41653

Attention:                James Newman

Facsimile No.:        (606) 886-2348

With a copy (which shall not constitute notice) to:

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Brown Rudnick LLP

One Financial Center

Boston, MA 02110

Attention: Edwin C. Pease

Facsimile No.:      (617) 856-8201

If to Parent, Merger Sub or, if after the Closing, the Surviving Company:

Rhino GP LLC

424 Lewis Hargett Circle, Suite 250

Lexington, KY 40503

Attention:            Chief Executive Officer

Facsimile No.:     859-389-6580

With a copy (which shall not constitute notice) to:

Wexford Capital LP

411 W. Putnam Avenue

Greenwich, CT  06830

Attention:  Mark Zand and Arthur Amron, Esq.

Facsimile No.: 203-862-7490

With a copy (which shall not constitute notice) to:

Rhino GP LLC

424 Lewis Hargett Circle, Suite 250

Lexington, KY 40503

Attention:  General Counsel

Facsimile No.:  (859) 389-6580

With a copy (which shall not constitute notice) to:

Frost Brown Todd LLC

250 W. Main St., Suite 2800

Lexington, KY 40507

Attention:  Ed Receski

Facsimile No.:   (859) 231-0011

If to the Company Members or the Member Representative:

Peter Sisitsky

c/o Stonehill Capital Management, LLC

885 Third Avenue

30th Floor

New York, NY  10022

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United States of America

All such notices, requests and other communications shall (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery; (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon receipt of facsimile confirmation; (c) if delivered by overnight courier to the address as provided in this Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

9.2           Entire Agreement.  This Agreement, the other Transaction Documents, the annexes, exhibits and schedules hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

9.3           Amendment and Modification.  Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Merger Sub, the Company and the Member Representative on behalf of himself and each of the Company Members at any time prior to the Effective Time, which expressly states that it is intended to amend, modify or supplement this Agreement.

9.4           Waiver.  At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to applicable Law, waive compliance with any of the agreements or conditions contained herein; provided that any such waiver or failure to insist upon strict compliance with such agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party, which expressly states that it is intended to extend a deadline or waive a right hereunder.

9.5           No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) by any party without the prior written consent of the other parties hereto and any attempt to do so shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

9.6           Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining

45

provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.7           Governing Law and Jurisdiction.

(a)          This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

(b)         Each of the parties hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the Commonwealth of Kentucky and agrees that any action involving any equitable or other claim shall be brought exclusively in the courts of the Commonwealth of Kentucky situated in Lexington, Fayette County, Kentucky.  In the event that the courts of the Commonwealth of Kentucky situated in Lexington, Fayette County, Kentucky do not accept jurisdiction over any such action, the parties hereto irrevocably agree that any such action then shall be brought exclusively in the United States District Court for the Eastern District of Kentucky.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the courts of the Commonwealth of Kentucky situated in Lexington, Fayette County, Kentucky or (ii) the United States District Court for the Eastern District of Kentucky, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8           Construction.  The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the

46

drafting of each provision hereof.  Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to any rule that requires that ambiguities be construed against a party that drafts any agreement or provision.

9.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

9.10         Headings.  The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

9.11         Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights upon any other Person, except that the provisions of Section 2.6 are intended for the benefit of the Company Members.

9.12         Guarantee.  Rhino Resource Partners LP and Parent both hereby guarantee each and every obligation of Merger Sub and the Surviving Company hereunder.

9.13         Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

[SIGNATURES ON THE FOLLOWING PAGE]

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Parent, Merger Sub, the Company and the Member Representative have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

RHINO RESOURCE PARTNERS LP
By: Rhino GP LLC, its General Partner

By:	/s/ Joseph R. Miller
Name:	Joseph R. Miller
Title:	Vice President and Secretary

RHINO ENERGY LLC

By:	/s/ Joseph R. Miller
Name:	Joseph R. Miller
Title:	Vice President and Secretary

THE ELK HORN ACQUISITION CO. LLC

By:	/s/ Joseph R. Miller
Name:	Joseph R. Miller
Title:	Vice President and Secretary

THE ELK HORN COAL COMPANY, LLC

By:	/s/ James B. Newman
Name:	James B. Newman
Title:	President and Chief Executive Officer

/s/ Peter Sisitsky
Peter Sisitsky, Solely in his capacity as Member Representative

[Signature Page to Agreement of Merger]

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EXHIBIT A

DEFINED TERMS

“Acquisition Price” means $119,500,000.

“Additional Compensation Payments” means any and all bonus payments, change of control payments, retention payments, incentive compensation payments, severance payments, service award payments or other similar payments (other than Transaction Expenses) payable by the Company or any of the Company Subsidiaries to any of the Company’s or the Company Subsidiaries’ employees, officers, managers or directors, at or before the Effective Time or as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, including the payments to be made to the individuals and in the amounts indicated on Schedule 5.5(a)(i) of the Company Disclosure Letter, plus the amount of any payroll taxes or similar amounts incurred by the Company in connection with such payments.

“Additional Merger Consideration” means an amount equal to the Excess Working Capital Amount, if any.

“Affiliate” of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Allocation Schedule” shall have the meaning set forth in Section 5.14.

“Balance Sheet” shall have the meaning set forth in Section 3.5.

“Balance Sheet Date” means March 31, 2011.

“Bank” shall have the meaning set forth in Section 2.7.

“Bonds” shall have the meaning set forth in Section 3.16(c).

“Business” means the business and operations of the Company and the Company Subsidiaries, as conducted by the Company and the Company Subsidiaries as of the date of this Agreement.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the Commonwealth of Kentucky are authorized or obligated to close.

“Certificate of Merger” shall have the meaning set forth in Section 2.2.

“Certification Claim” shall have the meaning set forth in Section 7.2(ii).

“Charter Documents” shall include, as applicable, articles of incorporation, certificate of incorporation, articles of organization,  certificate of formation, certificate of limited partnership, bylaws, operating agreement, limited liability company agreement, partnership agreement, limited partnership agreement, limited liability partnership agreement or any comparable organizational or governing documents.

“Claim” shall have the meaning set forth in Section 7.4(a).

“Closing” shall have the meaning set forth in Section 2.1(b).

“Closing Balance Sheet” shall have the meaning set forth in Section 2.8(c).

“Closing Date” shall have the meaning set forth in Section 2.1(b).

“Closing Working Capital Amount” shall have the meaning set forth in Section 2.8(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble.

“Company Accountants” shall mean Dean, Dorton & Ford, P.S.C.

“Company Balance Sheet” shall mean the unaudited, consolidated balance sheet of the Company and the Company Subsidiaries as of March 31, 2011.

“Company Breach Claim” shall have the meaning set forth in Section 7.2(i).

“Company Contracts” shall have the meaning set forth in Section 3.10.

“Company Credit Agreement” means that certain Credit Agreement, dated February 15, 2008, as amended from time to time prior to the date hereof, by and among the Lenders (as defined therein), the Company, the Company Subsidiaries, and National City Bank, as Administrative Agent.

“Company Disclosure Letter” shall have the meaning set forth in Article III.

“Company Fraud Claim” shall have the meaning set forth in Section 7.2(c).

“Company Indemnified Persons” shall have the meaning set forth in Section 5.9(a)(i).

“Company’s Intellectual Property” shall have the meaning set forth in Section 3.17.

“Company Material Adverse Effect” means any change, event, occurrence, circumstance or development which, individually or in the aggregate, (a) has a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that none of the following, in and of itself or themselves, shall constitute a Company Material Adverse Effect: (i) changes in the economy or financial markets generally in the United States or other countries in which the Company or the Company Subsidiaries conduct material operations; (ii) any loss or threatened loss of, or adverse change in, the relationship of the Company or the Company Subsidiaries with its customers, employees or suppliers caused by the pendency or the announcement of the transactions contemplated by this Agreement; (iii) changes in GAAP after the date of this Agreement; (iv) changes that are the result of factors generally affecting the coal industry in the geographic areas in which the Company and the Company Subsidiaries operate (including the price of coal); (v) the announcement of the execution of this Agreement or the performance of the obligations under this Agreement; (vi) changes in any applicable Law, rule or regulation or the application thereof; (vii) the commencement, occurrence, continuation or escalation of any war, armed hostility or acts of terrorism; and (viii) any failure by the Company or the Company Subsidiaries to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in or contributed to a Company Material Adverse Effect; provided, further, that, with respect to clauses (i), (iii), (iv), (vi) and (vii), such change, event, circumstance or development does not (A) primarily relate only to (or have the effect of primarily relating only to) the Company or the Company Subsidiaries or (B) disproportionately adversely affect the Company or the Company  Subsidiaries compared to other companies of similar size operating in the coal industry; or (b) impairs or would be reasonably expect to impair in any material respect the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or to perform its obligations under this Agreement on a timely basis.

“Company Member” means each holder of Company Membership Units immediately prior to the Effective Time.

“Company Member Approval” shall have the meaning set forth in Section 3.4(a).

“Company Membership Units” means the interest of a member in the Company, including, without limitation, interests in profits and losses, rights to distributions (liquidating or otherwise), allocations, information, and to consent to or approve actions by the Company, all in accordance with the Company’s limited liability company agreement and the DLLCA.

“Company’s Operations” means those coal mining and reclamation activities performed by the Company or the Company Subsidiaries, if any, within the boundaries of the Permits on the Real Property but excluding any Owned Real Property or Leased Real Property that is leased or subleased to third parties.

“Company Permits” shall have the meaning set forth in Section 3.16(a).

“Company Securities” shall have the meaning set forth in Section 3.2(b).

“Company Subsidiaries” means, collectively, (a) Buck Coal, Inc., a Virginia corporation, (b) Ram Processing, Inc., a Virginia corporation, and (c) The Elk Horn Corporation, a West Virginia corporation.

“Contracts” means any agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, notes, bonds, mortgages, indentures, instruments or other obligations or commitments to which a Person is a party or by which a Person or any of its assets are bound or affected, whether written or oral.

“Current D&O Insurance” shall have the meaning set forth in Section 5.9(b).

“Deeds” shall have the meaning set forth in Section 3.12(a).

“Direct Claim” shall have the meaning set forth in Section 7.4(d).

“DLLCA” shall have the meaning set forth in Recital A.

“D&O Insurance” shall have the meaning set forth in Section 5.9(b)..

“Effective Time” shall have the meaning set forth in Section 2.2.

“Effective Time Capitalization” shall mean the aggregate number of Company Membership Units outstanding immediately prior to the Effective Time.

“Encumbrance” means any claim, lien, option, charge, easement, reservation, pledge, proxy, voting trust, license, tax assessment, deed of trust, right of first refusal, right of first offer, security interest, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or similar limitation in the nature thereof, whether voluntarily incurred or arising by operation of Law.

“Environmental Laws” means all applicable U.S. federal, state, district and local Laws, all rules or regulations promulgated thereunder, and all Orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (a) Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (b) Laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances.  Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Surface Mining Control and Reclamation Act of 1977 and all analogous Laws promulgated or issued by any state or other Governmental or Regulatory Authority.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall have the meaning set forth in Section 2.7.

“Escrow Agreement” shall have the meaning set forth in Recital C.

“Escrow Fund” shall have the meaning set forth in Section 2.7.

“Escrowed Consideration” shall have the meaning set forth in Section 2.7.

“Estimated Closing Balance Sheet” shall have the meaning set forth in Section 2.8(a).

“Estimated Closing Working Capital Amount” shall have the meaning set forth in Section 2.8(a).

“Excess Working Capital Amount” shall have the meaning set forth in Section 2.8(g).

“Excluded Company Claims” shall have the meaning set forth in Section 7.3(a).

“Final Tax Returns” shall have the meaning set forth in Section 5.1(a).

“Financial Statements” shall have the meaning set forth in Section 3.5.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental or Regulatory Authority” means any supranational, national, state, municipal, local or foreign government or any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, ministry or a branch thereof, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision.

“Hazardous Substance” shall have the meaning set forth in Section 3.23(c).

“Indemnified Party” shall have the meaning set forth in Section 7.2.

“Indemnifying Party” shall have the meaning set forth in Section 7.2.

“Independent Auditor” means Crowe Horwath LLP, or if such firm is unwilling or otherwise unavailable to provide the services contemplated under this Agreement, a public accounting firm jointly selected by Parent and the Member Representative from a list of “Big Four” accounting firms (excluding any firm which has previously audited or reviewed the financial statements of the Company or Parent or any of their respective Subsidiaries).

“Initial Merger Consideration” means an amount equal to (a) the Acquisition Price as adjusted pursuant to Section 2.8(b) and Section 5.5(b), less (b) the Escrowed Consideration and the Member Representative Escrowed Consideration.

“IRS” means the United States Internal Revenue Service.

“Law” or “Laws” means any law, common law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other guideline, interpretation or pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Leased Real Property” shall have the meaning set forth in Section 3.12(b).

“Leases” shall have the meaning set forth in Section 3.12(b).

“Letter of Transmittal” shall have the meaning set forth in Section 2.9(b).

“Liability” means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

“Long Term Debt Amount” means all principal, interest, fees (including, without limitation, any prepayment fees), expenses and other amounts required to pay in full all of the Company’s obligations under the Company Credit Agreement, as specified in the Payoff Letter.

“Loss” or “Losses” shall have the meaning set forth in Section 7.2.

“Member Breach Claim” shall have the meaning set forth in Section 7.2(iv).

“Member Fraud Claim” shall have the meaning set forth in Section 7.2(v).

“Member Certification Statement” shall have the meaning set forth in Section 5.12.

“Member Representative” shall have the meaning set forth in Section 7.10(a).

“Member Representative Escrow Agreement” shall have the meaning set forth in Section 2.7.

“Member Representative Escrow Fund” shall have the meaning set forth in Section 2.7.

“Member Representative Escrowed Consideration” shall have the meaning set forth in Section 2.7.

“Merger” shall have the meaning set forth in Recital A.

“Merger Consideration” means the sum of (a) the Initial Merger Consideration and (b) the Additional Merger Consideration, if any.

“Merger Sub” shall have the meaning set forth in the preamble.

“Merger Sub Membership Units” means the interest of a member in Merger Sub, including, without limitation, interests in profits and losses, rights to distributions (liquidating or otherwise), allocations, information, and to consent to or approve actions by Merger Sub, all in accordance with Merger Sub’s limited liability company agreement and the DLLCA.

“Order” means any writ, judgment, decree, injunction, assessment, decision, ruling, award, settlement or stipulation or similar order issued, promulgated or entered into by or with any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Out Leased Property” shall have the meaning set forth in Section 3.12(c).

“Owned Real Property” shall have the meaning set forth in Section 3.12(a).

“Parent” shall have the meaning set forth in the preamble.

“Paying Agent” shall have the meaning set forth in to such term in Section 2.9(a).

“Payoff Letter” shall have the meaning set forth in Section 5.11.

“PBGC” shall have the meaning set forth in Section 3.21(b)(vi).

“PCBs” shall have the meaning set forth in Section 3.23(c).

“Permits” means any mining permits, mining rights, mining licenses, re-mining agreements and similar authorizations and approvals and other licenses, franchises, permits, filings, exemptions, notices, certificates, consents, approvals or similar authorizations of, from or by a Governmental or Regulatory Authority.

“Permitted Encumbrances” means: (a) liens for Taxes and other inchoate statutory liens not yet delinquent or which are being contested in good faith and by appropriate proceedings; (b) private, public and utility easements, rights of way and roads and highways, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of the coal industry which do not impair the Company’s business operations as presently conducted; (c) any matter of public record except those in derogation of the warranties hereinabove made; and (d) governmental building, zoning or other Laws of the jurisdictions in which the Real Property is located.

“Person” means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, Governmental or Regulatory Authority or any similar entity.

“Personal Property” shall have the meaning set forth in Section 3.12(a).

“Plan” shall have the meaning set forth in Section 3.21(a).

“Pre-Closing Tax Period” means, except as otherwise set forth herein, any Taxable period ending on or before the Closing Date and the portion ending on and including the Closing Date of any Taxable period that commences prior to and includes (but does not end on) the Closing Date.

“Pro Rata Share” means, in respect of each Company Membership Unit, one (1) divided by the Effective Time Capitalization.

“Real Property” shall have the meaning set forth in Section 3.12(b).

“Related Party” means (a) any of the Company’s officers, managers, or Affiliates and any officers, directors, partners, associates or relatives of such officers, managers, Company Members and Affiliates, and (b) any Person in which the Company or any of the Company’s officers, managers, or Affiliates, or any Affiliate, associate or relative of any such Person has any direct or indirect interest.

“Subsidiary” means any Person in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person.

“Surviving Company” shall have the meaning set forth in Section 2.1(a).

“Tax” or “Taxes” (and with correlative meanings, “Taxable” or “Taxing”) means any federal, state, local, provincial or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), mineral, unmined coal, abandoned mine land fee, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative, advance corporation or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any Liability for the payment of any amount of the type previously described as a result of (a) being a transferee (within the meaning of Section 6901 of the Code) or another Person, or (b) being a member of an affiliated or combined group.

“Tax Return” means any return, declaration, form, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

“Third-Party Claim” shall have the meaning set forth in Section 7.4(b).

“Third Party Leases” shall have the meaning set forth in Section 3.12(c).

“Threshold Amount” means One Million Dollars ($1,000,000).

“To the knowledge” or “knowledge” of a party (or similar words or phrases) shall mean the actual knowledge, of (a) with respect to Parent or Merger Sub, the managers, directors and officers of both Parent and Merger Sub, and (b) with respect to the Company or the Company Subsidiaries, the managers, directors and officers of the Company and the Company Subsidiaries.

“Transaction Documents” means (a) this Agreement, (b) the Escrow Agreement, (c) the Member Representative Escrow Agreement and (d) any other agreement, certificate or similar document executed after the date hereof by a party hereto pursuant to or in connection with this Agreement or the transactions contemplated hereby.

“Transaction Expenses” means those fees and expenses of the Company’s advisors and agents in connection with the transactions contemplated by this Agreement, as set forth on Schedule 5.5(a)(iii).

“Working Capital Amount” shall have the meaning set forth in Section 2.8(a).

Exhibit B-1

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is dated as of the 10th day of June, 2011 (the “Effective Date”), by and among Rhino Energy LLC, a Delaware limited liability company (“Parent”), Pete Sisitsky, a natural person (the “Member Representative”) acting as representative of the Company Members, whose names are set forth on Schedule A attached hereto, and U.S. Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent.  Parent and the Member Representative are sometimes referred to herein, collectively, as the “Interested Parties.”  Capitalized terms used herein, but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.            Rhino Resource Partners LP, a Delaware limited partnership, Parent, The Elk Horn Acquisition Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), The Elk Horn Coal Company, LLC, a Delaware limited liability company (the “Company”), and the Member Representative have entered into an Agreement of Merger, dated June 10, 2011 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company continuing as the surviving entity (the “Merger”).

B.            Section 2.7 of the Merger Agreement provides that Parent shall deposit with the Escrow Agent an amount equal to $5,975,000 (the “Escrow Deposit”), and that such Escrow Deposit shall be disbursed in accordance with the terms of this Agreement.

C.            Pursuant to Section 7.10 of the Merger Agreement, the Company Members have appointed the Member Representative as the representative for, and to act on behalf of, the Company Members for purposes of this Agreement, and the Member Representative has agreed to enter into this Agreement and take all actions required or permitted under the terms of the Merger Agreement and this Agreement with respect to the interests and rights of the Company Members pursuant to Section 7.10 of the Merger Agreement.

D.            The execution and delivery of this Agreement is a condition precedent to the obligations of Parent, Merger Sub and Company to effect the Merger and the other transactions contemplated by the Merger Agreement.

E.             Parent and the Member Representative acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Agreement to the Merger Agreement are for convenience, and that the Escrow Agent shall have no duties other than the express duties set forth in this Agreement.

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

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Section 1.              Appointment of Escrow Agent.

The Escrow Agent is hereby appointed to act as Escrow Agent hereunder, and the Escrow Agent agrees to act as such as expressly set forth in this Agreement.  Escrow Agent represents that it is one of the following:  (A) a depository institution (as defined in section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System,  or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and shall have at all times an aggregate capital, surplus, and undivided profits of a specified minimum amount, which shall not be less than $100,000,000 (a “Bank”).  A true, accurate and complete copy of the Merger Agreement shall be provided by the Parent to the Escrow Agent contemporaneously with the execution and delivery of this Agreement, solely for the purpose of providing to the Escrow Agent the defined terms contained therein (to the extent such terms may appear herein).  Notwithstanding the foregoing, the Escrow Agent shall have no obligations under and shall not be bound by and shall not be charged with the knowledge of the contents of the Merger Agreement.

Section 2.              Deposit of Escrow Funds.

(a)   On the Effective Date, Parent shall deposit with the Escrow Agent in immediately available funds the Escrow Deposit (together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 5 below, collectively, the “Escrow Property”), and the Escrow Agent agrees to hold the Escrow Property in an account established with the Escrow Agent (the “Escrow Account”), and to administer the Escrow Property in accordance with the terms of this Agreement.  Upon receipt of the Escrow Deposit, the Escrow Agent shall send a notice to Parent and the Member Representative acknowledging receipt of the Escrow Deposit.  Each Company Member’s proportionate entitlement, expressed as a percentage, to the Escrow Property upon termination of the Escrow Account is indicated next to his, her or its name on Schedule A attached hereto.  Other than as provided in Section 8(d), the Escrow Account shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor or any party hereto.  Notwithstanding anything to the contrary herein, any Company Member may transfer such Company Member’s interest in the Escrow Property upon notice to Parent, the Member Representative and the Escrow Agent, provided that any such transferee acknowledges that his, her or its interest in the Escrow Property will be identical in all respect to the interest transferred to it and that such transferee’s interest in the Escrow Property will in all cases remain subject to the terms and conditions of this Escrow Agreement and the Merger Agreement.

(b)   The Escrow Property is being deposited with the Escrow Agent in the Escrow Account to secure the indemnification rights of the Parent set forth in Article 7 of the Merger

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Agreement, and shall be disbursed in accordance with the terms of the Merger Agreement and this Agreement.

(c)   Parent agrees to update promptly the attached Schedule A by written notice countersigned by the Member Representative and delivered to the Escrow Agent at such times as information required to be set forth in the attached Schedule A changes, including, without limitation, in order to reflect the transfer by a Company Member of such Company Member’s interest in the Escrow Property.

(d)   The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Property pursuant to the terms and conditions hereof.

Section 3.              Claims and Payment.

(a)   From time to time on or before 5:00 p.m. Eastern time on the one year anniversary of the Effective Date (the “Expiration Date”), the Parent may initiate a claim for indemnification for the benefit of any Indemnified Party pursuant to and subject to Article 7 of the Merger Agreement against the Escrow Property (a “Parent Claim”) by delivering simultaneously to the Escrow Agent and the Member Representative a written notice pursuant to Section 15 of this Agreement (“Parent Claim Notice”) which shall:

(1)               state that such Parent Claim is being made on behalf of one or more Indemnified Parties, identifying the Indemnified Party on behalf of which such Parent Claim is being made;

(2)               state that such identified Indemnified Party is entitled to indemnification in respect of such Parent Claim under Section 7.2 of the Merger Agreement and, if ascertainable, the amount of Losses, after giving effect to the limitations on indemnification contained in Article 7 of the Merger Agreement, currently known to be incurred in respect of such Parent Claim (a “Covered Loss”);

(3)               specify in reasonable detail the individual items of each Covered Loss, the basis for the liability and the nature of the breach of representation, warranty, covenant or agreement giving rise to such Covered Losses; and

(4)               in the case of a Parent Claim that constitutes a Member Breach Claim or a Member Fraud Claim, identify the Breaching Holder and expressly acknowledge that such claim shall be receivable from escrow solely from such Breaching Holder’s respective portion of the Escrow Property; provided, that with respect to such a Parent Claim, Parent shall also deliver a copy of the Parent Claim Notice to the Breaching Holder.

(b)   Within 30 days after receipt by the Escrow Agent of a Parent Claim Notice, the Member Representative or the Breaching Holder, as the case may be, may deliver to the Escrow Agent (with a copy to the Indemnified Parties who delivered the Parent Claim Notice) written notice pursuant to Section 15 of this Agreement disputing all or any portion of a Parent Claim (a “Counter Notice”), in which case such Parent Claim shall be resolved as provided in Sections 3(c) and 3(d) herein.  If no Counter Notice is received by the Escrow Agent by the

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end of such 30-day period, then the dollar amount of the Parent Claim requested in the Parent Claim Notice as set forth by the applicable Indemnified Parties shall be deemed established for purposes of this Agreement, and promptly after the end of such 30-day period, the Escrow Agent shall pay the Indemnified Parties the dollar amount of the Parent Claim requested in the Parent Claim Notice; provided, however that in the case of a Parent Claim that constitutes a Member Breach Claim or a Member Fraud Claim, such Parent Claim shall be taken solely from that portion of the Escrow Property to be otherwise distributed to the Breaching Holder on the Expiration Date and shall be payable only upon the distribution of Escrow Property from the Escrow Account, if any, to the Company Members upon the Expiration Date; and provided, further, that no such payment or delivery may be made if the Member Representative or the Breaching Holder, as the case may be, shall have objected pursuant to a timely made Counter Notice.  Any additional payment instructions required for any payment of Escrow Property pursuant to a Parent Claim shall be the sole responsibility of the Indemnified Party named in such claim or of the Member Representative or the Breaching Holder, as the case may be.

(c)   If a Counter Notice is given by the Member Representative or the Breaching Holder, as the case may be, in a timely manner pursuant to Section 3(b) hereof with respect to a Parent Claim, the Member Representative or the Breaching Holder, as the case may be, and the Parent shall attempt in good faith for a thirty (30) day period to agree upon the rights of the respective parties with respect to the disputed Parent Claim.  If the Member Representative or the Breaching Holder, as the case may be, and the Parent should reach an agreement with respect to any such Parent Claim, they shall furnish Joint Written Instructions (as defined below) to the Escrow Agent setting forth such agreement.

(d)   If a Counter Notice is given by the Member Representative or the Breaching Holder, as the case may be, in a timely manner pursuant to Section 3(b) hereof with respect to a Parent Claim, the Escrow Agent shall not disburse, and shall continue to hold the Escrow Property subject to such Parent Claim, pending receipt of either (A) joint written instructions signed by Parent and the Member Representative or the Breaching Holder, as the case may be, specifying the agreement of the parties as to the action taken by the Escrow Agent in respect of such Parent Claim (“Joint Written Instructions”), or (B) a final non-appealable judgment or order of a court of competent jurisdiction that contains specific instructions to the Escrow Agent regarding distribution of the Escrow Property subject to such Parent Claim (a “Judgment Notice”).  The Escrow Agent shall be entitled to rely on any such Joint Written Instructions and distribute Escrow Property from the Escrow Account in accordance with the terms thereof.  Any Judgment Notice shall be accompanied by evidence from the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable.  The Escrow Agent shall act on such Judgment Notice and evidence without further question and shall inform Parent and the Member Representative or the Breaching Holder, as the case may be, in writing without undue delay.  If such Joint Written Instructions or Judgment Notice indicates that the Indemnified Parties are not entitled to some portion of the amount claimed in such Parent Claim Notice, then such portion shall no longer be subject to such Parent Claim, and the Escrow Agent shall continue to hold such portion in the Escrow Account until such portion is disbursed in accordance with the terms of this Agreement.

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(e)   In any case hereunder in which Escrow Agent is to receive instructions to release, the Escrow Agent shall be entitled to entirely rely on such instructions with no responsibility to calculate or confirm amounts or percentages to release.

Section 4.              Termination of Escrow.

(a)   This Agreement shall terminate on the date on which there is no Escrow Property remaining in the Escrow Account (such date, the “Termination Date”).

(b)   Promptly following the Expiration Date, the Escrow Agent shall deliver to the Company Members the Escrow Property then held in the Escrow Account, less the amount of Escrow Property which is equal to the sum of (i) the Final Reserved Amount (as defined below), and (ii) the amount of any finally resolved Parent Claim previously received by the Escrow Agent pursuant to Section 3(a) but not paid that relates to a Parent Claim that constitutes a Member Breach Claim or a Member Fraud Claim, (which amount shall promptly be distributed by the Escrow Agent in accordance with such Parent Claim Notice and in the manner provided in Section 2(a), except that such claim shall be payable only from and to the extent of the related Breaching Holders respective portion of the Escrow Property otherwise to be distributed to such Breaching Holder on the Expiration Date in accordance with this Section 4(b)); provided, that all such payments shall, except as provided in the preceding clause (ii) and to the extent practicable (subject to, among other things, authorized denominations and rounding), be paid from the remaining Escrow Property then held hereunder in accordance with Schedule A as in effect at such time.  The amount of Escrow Property withheld pursuant to clauses (i) and (ii) of the preceding sentence, is referenced to herein as “Withheld Property.”  For purposes of this Agreement, the “Final Reserved Amount” shall be equal to the aggregate dollar amount of all claims made in all Parent Claim Notices delivered to the Escrow Agent and the Member Representative prior to the Expiration Date, which claims or amounts shall not have been resolved and paid on or prior to the Expiration Date.

(c)   Any Withheld Property shall be distributed solely in accordance with and as provided in Section 3 hereof.  Following the Expiration Date, upon final resolution of all unresolved or unpaid Parent Claims pursuant to Section 3 hereof, and after giving effect to the release to Parent of that portion of the Withheld Property in respect thereof for which the Joint Written Instructions or Judgment Notice indicates that the Indemnified Parties are entitled with respect to such Parent Claims, the Escrow Agent shall deliver to the Company Members all remaining Withheld Property, if any, then held in escrow pursuant to their respective proportionate entitlement to the Escrow Property as indicated next to his, her or its name on Schedule A attached hereto, as then in effect.

(d)   In any case hereunder in which Escrow Agent is to make a distribution, the Escrow Agent shall be entitled to entirely rely on written instructions with no responsibility to calculate or confirm amounts or percentages to disburse.

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Section 5.              Investment of Funds.

(a)   If the Escrow Agent shall have received specific written investment instruction from the Member Representative (which shall include instruction as to term to maturity, if applicable), on a timely basis and with the written consent of Parent (not to be unreasonably withheld), the Escrow Agent shall invest the Escrow Property in Eligible Investments, pursuant to and as directed in such instruction. “Eligible Investments” shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker’s acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); (iv) investment in the Escrow Agent’s “U.S. Bank Money Market Deposit Account”.  If otherwise qualified, obligatons of the Escrow Agent or its affiliates shall qualify as Eligible Investments.

(b)  Escrow Agent Not Responsible For Investment Decisions.  Absent its timely receipt of such specific written investment instruction from the Member Representative, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Property; provided, however, that in the event the Escrow Agent shall not have received such written investment instruction, the Escrow Agent shall be authorized to invest any of the Escrow Property in the Escrow Agent’s “U.S. Bank Money Market Deposit Account” until such investment instruction is received.  All earnings received from the investment of the Escrow Property shall be credited to, and shall become a part of, the Escrow Property (and any losses on such investments shall be debited to the Escrow Account).  The Member Representative, on behalf of the Company Members, acknowledge and agree that the Escrow Agent is providing no investment advice and is not responsible for any of the investment decisions made by the Member Representative.  The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c)  Tax Reporting. The Member Representative, on behalf of the Company Members, agrees that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Property shall be reported by the Escrow Agent as allocated to the party to whom such interest or income is distributed.

(d)  Certification of Taxpayer Identification Number.  The Company Members hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement.  The Member Representative understands that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property.

Section 6.              Member Representative.

(a)   The Member Representative represents and warrants to the Escrow Agent that he has the irrevocable right, power and authority (i) to enter into and perform this Agreement and to bind all of the Company Members to its terms, (ii) to give and receive directions and notices

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hereunder; and (iii) to make all determinations that may be required or that he deems appropriate under this Agreement.

(b)   Until notified in writing by the Member Representative that he has resigned or by a majority in interest of the Company Members that he has been removed, the Escrow Agent may rely conclusively and act upon the directions, instructions and notices of the Member Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Company Members filed with the Escrow Agent.

Section 7.              Concerning the Escrow Agent.

(a)   Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)   The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)   The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other

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subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)   The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e)   Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

(f)    Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof (including without limitation all payments to the Escrow Agent pursuant to Section 8), shall be in U.S. dollars.

Section 8.              Compensation, Expense Reimbursement and Indemnification.

(a)   Each of the Interested Parties agrees, jointly and severally (i) to pay or reimburse the Escrow Agent for its reasonable attorney’s fees and expenses incurred in connection with the preparation of this Agreement up to a maximum amount of $2,500 and (ii) to pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b)   Each of the Interested Parties agrees, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c)   Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, or willful misconduct.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(d)   Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all

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proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising.  The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one Business Day’s notice to the Interested Parties of its intent to do so.

(e)           The Interested Parties agree to share equally the costs, expenses and fees payable pursuant to this Section 8.

Section 9.              Tax Indemnification.

Each of the Interested Parties agrees, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

Section 10.            Resignation.

The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to Parent and the Member Representative.  Prior to the effective date of the resignation as specified in such notice, the Member Representative will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder subject to the consent of Parent (which consent shall not be unreasonably withheld or delayed).  If, however, the Member Representative shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Parent shall be entitled to name such successor escrow agent.  If no successor escrow agent is named by the Member Representative or Parent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.  Any successor escrow agent shall be a Bank.

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Section 11.            Dispute Resolution.

It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

Section 12.            Consent to Jurisdiction and Service.

Each of the Interested Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the Commonwealth of Kentucky situated in Lexington, Fayette County, Kentucky in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this Escrow Agreement.  In the event that the courts of the Commonwealth of Kentucky situated in Lexington, Fayette County, Kentucky do not accept jurisdiction over any such action, the Interested Parties irrevocably agree that any such action then shall be brought exclusively in the United States District Court for the Eastern District of Kentucky.  In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 15 hereof.

Section 13.            Waiver of Jury Trial.

THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

Section 14.            Force Majeure.

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 15.            Notices; Wiring Instructions.

(a)   Notice Addresses.  Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage

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prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Parent:
Rhino GP LLC
424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	Chief Executive Officer
Facsimile No.:	859-389-6580

With a copy (which shall not constitute notice) to:

Wexford Capital LP
411 W. Putnam Avenue
Greenwich, CT 06830
Attention:	Mark Zand and Arthur Amron, Esq.
Facsimile No.:	203-862-7490

With a copy (which shall not constitute notice) to:

Rhino GP LLC
424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	General Counsel
Facsimile No.:	859-389-6580

With a copy (which shall not constitute notice) to:

Frost Brown Todd LLC
250 W. Main St., Suite 2800
Lexington, KY 40507
Attention:	Ed Receski
Facsimile No.:	(859) 231-0011

If to the Member Representative:

Peter Sisitsky
c/o Stonehill Capital Management LLC
885 Third Avenue
30th Floor
Facsimile No.: 212-838-2291
Telephone No.: 212-739-7478

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If to Escrow Agent:

U.S. Bank National Association
Corporate Trust Services
EX-MA-FED
One Federal Street
Boston, MA 02110
Attention: David J. Ganss
Ref: Elk Horn Escrow Agreement
Tel. # 617-603-6568

• if by fax addressed as
above and sent to
the following telecopy number:

Fax: 617-603-6667

(b)   Wiring Instructions.  Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 15(a) above):

If to Parent:

Bank: PNC Bank
ABA #: 043 000 096
Acct. #: 1019828064
Ref: Rhino Energy LLC

If to Company Members, as set forth on Schedule A attached hereto.

If to the Escrow Agent:

Bank:	U.S. Bank National Association
ABA :	091000022
BNF:	U.S. Bank Trust N.A.
A/C:	173103321092
OBI:	Corporate Trust Services
Ref:	Elk Horn Escrow Agreement SEI #148505000
Attn:	David J. Ganss

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Section 16.            Miscellaneous.

(a)   Binding Effect; Successors.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)   Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

(c)   Governing Law.  THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

(d)   Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)   Counterparts and Facsimile Execution.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(f)    Interested Party Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a Trust or other legal entity, each Interested Party agrees to provide, upon request, documentation to verify its formation and existence as a legal entity. Each Interested Party also agrees to provide, upon request, financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(g)   Security Advice Waiver. The Interested Parties acknowledge that regulations of the Comptroller of the Currency grant them the right to receive brokerage confirmations of

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security transactions as they occur.   The Interested Parties specifically waive such notification to the extent permitted by law and acknowledge that they will receive monthly cash transactions statements which will detail all investment transactions.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the 10th day of June, 2011.

RHINO ENERGY LLC, as Parent

By:
Title:
Name:

Peter Sisitsky, as Member Representative

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:

Title:
Name:

ELK HORN — SIGNATURE PAGE TO ESCROW AGREEMENT

Schedule A

Exhibit A

US Bank

Schedule of Fees FOR ELK HORN ESCROW

ACCEPTANCE FEE:	$ 0.00

ANNUAL ADMINISTRATION FEE:	$ 1,000.00

DISBURSEMENT CHARGE:	$ 25.00 PER WIRE/CHECK

OUT-OF-POCKET:	at cost

LEGAL FEES:	at cost (see Cap language below)

EXTRAORDINARY ADMINISTRATIVE EXPENSES:

Fees for services not specifically set forth in this schedule will be determined by appraisal.  Such services may include, but not be limited to, additional responsibilities and services incurred in connection with solicitation of consents to amend the governing documents, tender/exchange offers for the securities, unusual cash and/or investment transactions, calculations, reports or notices, or in case of early termination, litigation, restructuring or default.

OUT-OF-POCKET EXPENSES:

Any out-of-pocket expenses incurred by us will be billed at cost.  These items will include, but not be limited to, legal costs, travel expenses, document duplication and facsimiles, courier services, etc.

TRUSTEE’S COUNSEL:
Escrow Agents Counsel fees regarding initial document review will be billed at cost not to exceed a cap of 2,500.00.   Our counsel will be Rip Hastings of Nixon Peabody

BILLING AND PAYMENTS:

The first year’s Annual Fee and counsel fees will be payable upon closing.  Subsequent Annual Fees will be payable in advance at each anniversary of closing date.  Other fees, charges and reimbursements will be billed as incurred.  All fees are guaranteed for three years from date of the closing.  Annual fees are not pro-rated for less than a year.  Pricing is based on an expectation of approximately 90 participants on Schedule A.

GOOD FUNDS AVAILABILITY:
Funds to pay debt service on depository-eligible or book-entry securities must be on deposit in sufficient time to ensure compliance with the Same Day Funds Payment Guidelines promulgated by the securities depositories and the SEC.  Funds to make all other payments must be on deposit in sufficient time to avoid Daylight Overdrafts under Fed Guidelines.

JOINDER TO ESCROW AGREEMENT

THIS JOINDER TO ESCROW AGREEMENT (this “Joinder”) is executed effective as of the date written below by James B. Newman.

Reference is made to that certain Escrow Agreement, dated as of even date herewith, by and among Rhino Energy LLC, a Delaware limited liability company (“Parent”), Peter Sisitsky (the “Member Representative”), acting as representative of the Company Members, and U.S. Bank National Association, as the Escrow Agent thereunder (the “Escrow Agreement”) and to that certain Agreement of Merger (the “Merger Agreement”) dated as of June 10, 2011, by and among Rhino Resource Partners LP,, Parent, The Elk Horn Acquisition Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent, The Elk Horn Coal Company, LLC (“Elk Horn”) and the Member Representative.

Pursuant to the terms and conditions of that certain Bonus Agreement, effective as of September 1, 2003, by and between Elk Horn and the undersigned (the “Bonus Agreement”), the undersigned is entitled to receive a portion of the aggregate proceeds (the “Merger Proceeds”) received by the members of Elk Horn pursuant to the Merger, including a portion of any such proceeds deposited into escrow in accordance with the Escrow Agreement and the Merger Agreement (the portion of the Merger Proceeds received by the undersigned pursuant to the Bonus Agreement being referred to herein as the “Bonus Amount”).

In consideration of the undersigned’s receipt of the Bonus Amount, the undersigned has agreed to permit Parent to deposit a portion of the Bonus Amount equal to $313,687.50 with the Escrow Agent (the “Newman Escrow Amount”) in immediately available funds, which amount shall be considered part of the Escrow Deposit and the undersigned has agreed to execute this Joinder Agreement in order to become a party to the Escrow Agreement.  The undersigned acknowledges and agrees that (i) he shall be treated as a Company Member for all purposes under the Escrow Agreement, including with respect to his proportionate entitlement to the Escrow Property as set forth on Schedule A attached to the Agreement, (ii) the Newman Escrow Amount shall be available on a pro rata basis with the portion of the Escrow Deposit deposited on behalf of each other Company Member to satisfy any claims against the Escrow Fund made by Parent and any other indemnitees pursuant to Section 2.7 and Article 7 of the Merger Agreement and the applicable provisions of the Escrow Agreement.  Additionally, the undersigned hereby appoints the Member Representative to act on his behalf for all purposes under the Escrow Agreement.

The undersigned further acknowledges receipt of a copy of the Merger Agreement and the Escrow Agreement and that he has received adequate information with respect to the Merger and the entry into this Joinder Agreement and the Escrow Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.

James B. Newman

Date:

Exhibit B-2

MEMBER REPRESENTATIVE ESCROW AGREEMENT

This Member Representative Escrow Agreement dated this 10th day of June, 2011 (the “Escrow Agreement”), is entered into by and between Peter Sisitsky, a natural person (the “Member Representative”) in his capacity as Member Representative and U.S. Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent.  Capitalized terms used herein, but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.            Rhino Resource Partners, LP, a Delaware limited partnership, Rhino Energy LLC, a Delaware limited liability company (“Parent”), The Elk Horn Acquisition Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), The Elk Horn Coal Company, LLC, a Delaware limited liability company (the “Company”), and the Member Representative have entered into an Agreement of Merger, dated June 10, 2011 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company continuing as the surviving entity.

B.            Section 2.7 of the Merger Agreement provides that Parent shall deposit with the Escrow Agent the Member Representative Escrow Fund and that such Member Representative Escrow Fund shall be released at the sole discretion of the Member Representative to cover the costs and expenses incurred thereby in performance of duties pursuant to the Merger Agreement and disbursed in accordance with the terms of this Agreement.

C.            Pursuant to Section 7.10 of the Merger Agreement, the Company Members have appointed the Member Representative as the representative for, and to act on behalf of, the Company Members for purposes of this Agreement, and the Member Representative has agreed to enter into this Agreement and take all actions required or permitted under the terms of the Merger Agreement and this Agreement with respect to the interests and rights of the Company Members pursuant to Section 7.10 of the Merger Agreement.

In consideration of the promises and agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member Representative and the Escrow Agent agree as follows:

Section 1.              Appointment of Escrow Agent.

The Escrow Agent is hereby appointed to act as Escrow Agent hereunder, and the Escrow Agent agrees to act as such as expressly set forth in this Agreement.  Escrow Agent represents that it is one of the following:  A) a depository institution (as defined in section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System,  or (C) any other banking institution or trust company, whether incorporated or

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not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and shall have at all times an aggregate capital, surplus, and undivided profits of a specified minimum amount, which shall not be less than $100,000,000 (a “Bank”).  A true, accurate and complete copy of the Merger Agreement shall be provided by the Parent to the Escrow Agent contemporaneously with the execution and delivery of this Agreement, solely for the purpose of providing to the Escrow Agent the defined terms contained therein (to the extent such terms may appear herein).  Notwithstanding the foregoing, the Escrow Agent shall have no obligations under and shall not be bound by and shall not be charged with the knowledge of the contents of the Merger Agreement.

Section 2.              Deposit of Escrow Funds.

(a)   On the Effective Date, Parent shall deposit with the Escrow Agent in immediately available funds the amount of $500,000 (the “Escrow Deposit” (together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 5 below, collectively, the “Escrow Property”), and the Escrow Agent agrees to hold the Escrow Property in an account established with the Escrow Agent (the “Escrow Account”), and to administer the Escrow Property in accordance with the terms of this Agreement.  Upon receipt of the Escrow Deposit, the Escrow Agent shall send a notice to Parent and the Member Representative acknowledging receipt of the Escrow Deposit.  Each Company Member’s proportionate entitlement, expressed as a percentage, to the Escrow Property upon termination of the Escrow Account is indicated next to his, her or its name on Schedule A attached hereto.  Other than as provided in Section 8(d), the Escrow Account shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor or any party hereto.  Notwithstanding anything to the contrary herein, any Company Member may transfer such Company Member’s interest in the Escrow Property upon notice to Parent, the Member Representative and the Escrow Agent, provided that any such transferee acknowledges that his, her or its interest in the Escrow Property will be identical in all respect to the interest transferred to it and that such transferee’s interest in the Escrow Property will in all cases remain subject to the terms and conditions of this Escrow Agreement and the Merger Agreement.

(b)   [Reserved]

(c)   The Member Representative agrees to update promptly the attached Schedule A by written notice and delivered to the Escrow Agent at such times as information required to be set forth in the attached Schedule A changes, including, without limitation, in order to reflect the transfer by a Company Member of such Company Member’s interest in the Escrow Property.

(d)   The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Property pursuant to the terms and conditions hereof.

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Section 3.              Disbursements

(a)           The Member Representative may, at any time, deliver to the Escrow Agent a written notice setting forth an amount of fees and expenses incurred (or anticipated to be incurred) by or on behalf of the Member Representative in connection with the Merger Agreement (a “Release Notice”).  The Escrow Agent shall, within five (5) business days following the receipt of such Release Notice, deliver to the Member Representative (or such other party the Member Representative instructs in a writing), Escrow Property having a value equal to the amount set forth in the Release Notice (or if the amount set forth in such Release Notice exceeds the value of the Escrow Property, then all of the Escrow Property held).

(b)           Within five (5) business days after the date that the Member Representative has notified the Escrow Agent in writing that all remaining Escrow Property shall be distributed, the Escrow Agent shall distribute or cause to be distributed to each of the Company Members, at such Company Member’s address set forth on Schedule A, Escrow Property having a value equal to such Company Member’s Allocable Portion (as defined below) of such Escrow Property.  Each Company Member’s “Allocable Portion” of the Escrow Property shall initially be as set forth on Schedule A, and updated from time to time by written notice from the Member Representative delivered to the Escrow Agent.

(c)           In any case hereunder in which Escrow Agent is to receive instructions to disburse, the Escrow Agent shall be entitled to entirely rely on such instructions with no responsibility to calculate or confirm amounts or percentages to disburse.

(d)           If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 4.              Termination of Escrow.

(a)   This Agreement shall terminate on the date on which there is no Escrow Property remaining in the Escrow Account (such date, the “Termination Date”).

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(b)   In any case hereunder in which Escrow Agent is to make a distribution, the Escrow Agent shall be entitled to entirely rely on written instructions with no responsibility to calculate or confirm amounts or percentages to disburse.

Section 5.              Investment of Funds.

(a)   If the Escrow Agent shall have received specific written investment instruction from the Member Representative (which shall include instruction as to term to maturity, if applicable), on a timely basis, the Escrow Agent shall invest the Escrow Property in Eligible Investments, pursuant to and as directed in such instruction. “Eligible Investments” shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker’s acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); (iv) investment in the Escrow Agent’s “U.S. Bank Money Market Deposit Account”.   If otherwise qualified, obligations of the Escrow Agent or its affiliates shall qualify as Eligible Investments.

(b)  Escrow Agent Not Responsible For Investment Decisions.  Absent its timely receipt of such specific written investment instruction from the Member Representative, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Property; provided, however, that in the event the Escrow Agent shall not have received such written investment instruction, the Escrow Agent shall be authorized to invest any of the Escrow Property in the Escrow Agent’s “U.S. Bank Money Market Deposit Account” until such investment instruction is received.  All earnings received from the investment of the Escrow Property shall be credited to, and shall become a part of, the Escrow Property (and any losses on such investments shall be debited to the Escrow Account).  The Member Representative, on behalf of the Company Members, acknowledge and agree that the Escrow Agent is providing no investment advice and is not responsible for any of the investment decisions made by the Member Representative.  The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c)  Tax Reporting. (i) The Member Representative agrees that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company Members in accordance with the then-applicable Allocable Portions set forth on Schedule A, whether or not such income was disbursed during such calendar year.  (ii) Promptly following closing, the Member Representative shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.  The Member Representative understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property. (iii) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent

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possible from the Escrow Property.  The Member Representative shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.4(c) is in addition to the other indemnification provided for herein, and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

(d)  Certification of Taxpayer Identification Number.  The Member Representative on behalf of each of the Company Members agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement.  The Member Representative understands that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property.

Section 6.              Member Representative.

(a)   The Member Representative represents and warrants to the Escrow Agent that he has the irrevocable right, power and authority (i) to enter into and perform this Agreement and to bind all of the Company Members to its terms, (ii) to give and receive directions and notices hereunder; and (iii) to make all determinations that may be required or that he deems appropriate under this Agreement.

(b)   Until notified in writing by the Member Representative that he has resigned or by a majority in interest of the Company Members that he has been removed, the Escrow Agent may rely conclusively and act upon the directions, instructions and notices of the Member Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Company Members filed with the Escrow Agent.

Section 7.              Concerning the Escrow Agent.

(a)   The Member Representative acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or

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provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)   The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)   The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)   The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e)   Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

(f)    Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof (including without limitation all payments to the Escrow Agent pursuant to Section 8), shall be in U.S. dollars.

Section 8.              Compensation, Expense Reimbursement and Indemnification.

(a)   The Member Representative agrees  (i) to pay or reimburse the Escrow Agent for its reasonable attorney’s fees and expenses incurred in connection with the preparation of this Agreement up to a maximum amount of $2,500 and (ii) to pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached

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hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b)   The Member Representative agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c)   The Member Representative covenants and agrees to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, or willful misconduct.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(d)   Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising.  The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one Business Day’s notice to the Member Representative of its intent to do so.

Section 9.              Tax Indemnification.

The Member Representative agrees  (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses

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(including reasonable legal fees and expenses), interest and penalties.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

Section 10.            Resignation.

The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to the Member Representative.  Prior to the effective date of the resignation as specified in such notice, the Member Representative will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder.  If no successor escrow agent is named by the Member Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.  Any successor escrow agent shall be a Bank.

Section 11.            Dispute Resolution.

It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

Section 12.            Consent to Jurisdiction and Service.

Each of the parties hereto hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of New York and of any Federal court located in the State of New York in connection with any actions or proceedings arising out of or relating to this Escrow Agreement.  In any such action or proceeding, the parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 15 hereof.

Section 13.            Waiver of Jury Trial.

THE ESCROW AGENT AND THE MEMBER REPRESENTATIVE HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

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Section 14.            Force Majeure.

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 15.            Notices; Wiring Instructions.

(a)   Notice Addresses.  Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to the Member Representative:

Pete Sisitsky
c/o Stonehill Capital Management LLC
885 Third Avenue
30th Floor
New York, NY 10022
United States of America

Fax: 212-838-2291
Telephone: 212-739-7478

If to Escrow Agent:

U.S. Bank National Association
Corporate Trust Services
EX-MA-FED
One Federal Street
Boston, MA 02110
Attention: David J. Ganss
Ref: Elk Horn Escrow Agreement
Tel. # (617) 603-6568

• if by fax addressed as
above and sent to
the following telecopy number:

Fax: (617) 603-6667

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(b)   Wiring Instructions.  Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 15(a) above):

If to the Member Representative:

STONEHILL INSTITUTIONAL PARTNERS, L.P.:

HSBC Bank USA

ABA: 021-001-088

Account #: 713006625

Account Name: HSBC BANK USA -INCOMING FRB

For Further Credit to:

Account #10339

Account Name: STONEHILL INSTITUTIONAL PARTNERS, L.P.

Re:          Elk Horn

If to Company Members, as set forth on Schedule A attached hereto.

If to the Escrow Agent:

Bank:      U.S. Bank National Association

ABA :     091000022

BNF:       U.S. Bank Trust N.A.

A/C:        173103321092

OBI:        Corporate Trust Services

Ref:         Elk Horn Escrow Agreement SEI #  148511000

Attn:       David J. Ganss

Section 16.            Miscellaneous.

(a)   Binding Effect; Successors.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)   Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

B-2-10

(c)   Governing Law.  THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(d)   Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e)   Counterparts and Facsimile Execution.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(f)    Party Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a Trust or other legal entity, the Member Representative agrees to provide, upon request, documentation to verify its formation and existence as a legal entity. The Member Representative also agrees to provide, upon request, financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(g)   Security Advice Waiver. The Member Representative acknowledges that regulations of the Comptroller of the Currency grant it the right to receive brokerage confirmations of security transactions as they occur.   The Member Representative specifically waives such notification to the extent permitted by law and acknowledges that he will receive monthly cash transactions statements which will detail all investment transactions.

[Signature Page to Follow]

B-2-11

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the date first above written.

MEMBER REPRESENTATIVE (in his collective capacity as Member Representative only and not in any other capacity)

Peter Sisitsky

U.S. Bank National Association, as Escrow Agent

By:
Title:
Name:

ELK HORN — SIGNATURE PAGE TO MEMBER REPRESENTATIVE ESCROW AGREEMENT

Exhibit A

US Bank

Schedule of Fees For Elk Horn Coal Membership Escrow

ACCEPTANCE FEE:	$ 0.00

ANNUAL ADMINISTRATION FEE:	$ 1,000.00

DISBURSEMENT CHARGE:	$ 25.00 PER WIRE/CHECK

OUT-OF-POCKET AND LEGAL FEES:	at cost

EXTRAORDINARY ADMINISTRATIVE EXPENSES:

Fees for services not specifically set forth in this schedule will be determined by appraisal.  Such services may include, but not be limited to, additional responsibilities and services incurred in connection with solicitation of consents to amend the governing documents, tender/exchange offers for the securities, unusual cash and/or investment transactions, calculations, reports or notices, or in case of early termination, litigation, restructuring or default.

OUT-OF-POCKET EXPENSES:

Any out-of-pocket expenses incurred by us will be billed at cost.  These items will include, but not be limited to, legal costs, travel expenses, document duplication and facsimiles, courier services, etc.

TRUSTEE’S COUNSEL:

Escrow Agents Counsel fees and disbursements will be billed at cost.   Our counsel will be Rip Hastings of Nixon Peabody

BILLING AND PAYMENTS:

The first year’s Annual Fee and counsel fees will be payable upon closing.  Subsequent Annual Fees will be payable in advance at each anniversary of closing date.  Other fees, charges and reimbursements will be billed as incurred.  All fees are guaranteed for three years from date of the closing.  Annual fees are not pro-rated for less than a year.  Pricing is based on an expectation of approximately 90 participants on Schedule A.

GOOD FUNDS AVAILABILITY:
Funds to pay debt service on depository-eligible or book-entry securities must be on deposit in sufficient time to ensure compliance with the Same Day Funds Payment Guidelines promulgated by the securities depositories and the SEC.  Funds to make all other payments must be on deposit in sufficient time to avoid Daylight Overdrafts under Fed Guidelines.

Schedule A

JOINDER TO MEMBER REPRESENTATIVE ESCROW AGREEMENT

THIS JOINDER TO MEMBER REPRESENTATIVE ESCROW AGREEMENT (this “Joinder”) is executed effective as of the date written below by James B. Newman.

Reference is made to that certain Member Representative Escrow Agreement, dated as of even date herewith, by and among Peter Sisitsky (the “Member Representative”), acting as representative of the Company Members, and U.S. Bank National Association, as the Escrow Agent thereunder (the “Member Representative Escrow Agreement”) and to that certain Agreement of Merger (the “Merger Agreement”) dated as of June 10, 2011, by and among Parent, The Elk Horn Acquisition Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent, The Elk Horn Coal Company, LLC (“Elk Horn”) and the Member Representative.

Pursuant to the terms and conditions of that certain Bonus Agreement, effective as of September 1, 2003, by and between Elk Horn and the undersigned (the “Bonus Agreement”), the undersigned is entitled to receive a portion of the aggregate proceeds (the “Merger Proceeds”) received by the members of Elk Horn pursuant to the Merger, including a portion of any such proceeds deposited into escrow in accordance with the Member Representative Escrow Agreement and the Merger Agreement (the portion of the Merger Proceeds received by the undersigned pursuant to the Bonus Agreement being referred to herein as the “Bonus Amount”).

In consideration of the undersigned’s receipt of the Bonus Amount, the undersigned has agreed to permit Parent to deposit a portion of the Bonus Amount equal to $26,250 with the Escrow Agent (the “Newman Escrow Amount”) in immediately available funds, which amount shall be considered part of the Escrow Property and the undersigned has agreed to execute this Joinder Agreement in order to become a party to the Member Representative Escrow Agreement.  The undersigned acknowledges and agrees that (i) he shall be treated as a Company Member for all purposes under the Member Representative Escrow Agreement, including with respect to his proportionate entitlement to the Escrow Property as set forth on Schedule A attached to the Agreement, (ii) the Newman Escrow Amount shall be available on a pro rata basis with the portion of the Escrow Property deposited on behalf of each other Company Member to satisfy any claims against the Escrow Property made by the Member Representative pursuant to Section 7.8 of the Merger Agreement and the applicable provisions of the Member Representative Escrow Agreement.

The undersigned further acknowledges receipt of a copy of the Merger Agreement and the Member Representative Escrow Agreement and that he has received adequate information with respect to the Merger and the entry into this Joinder Agreement and the Member Representative Escrow Agreement.

Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Member Representative Escrow Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.

James B. Newman

Date:

Exhibit C

LETTER OF TRANSMITTAL

THE ELK HORN COAL COMPANY, LLC

The undersigned represents that I (we) have full authority to surrender for exchange without restriction the undersigned’s interest as a member of The Elk Horn Coal Company, LLC (“Elk Horn”), including, without limitation, interests in profits and losses, rights to distributions (liquidating or otherwise), allocations, information, and to consent to or approve actions by Elk Horn, all in accordance with Elk Horn’s limited liability company agreement and the Delaware Limited Liability Company Act (the “Company Membership Units”, which are uncertificated). You are hereby authorized and instructed to deliver to the undersigned at the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for the Company Membership Units tendered pursuant to this Letter of Transmittal.  Such cash payment shall be equal to $10.25472 per Company Membership Unit, of which $9.67541 per Company Membership Unit will be paid out by the Paying Agent, the remainder of which will be subject to certain escrow arrangements contemplated by the Merger Agreement.

Mail or deliver this Letter of Transmittal, or a facsimile, to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

Pursuant to the Agreement of Merger by and among by and among Rhino Resource Partners LP, a Delaware limited partnership, Rhino Energy LLC, a Delaware (“Rhino”), The Elk Horn Acquisition Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Rhino (“Merger Sub”), Elk Horn and the Member Representative (as defined therein) (the “Member Representative”) (the “Merger Agreement”) pursuant to which, among other things, Merger Sub has been merged with and into Elk Horn, and Elk Horn has become a wholly-owned subsidiary of Rhino (the “Merger”), the undersigned surrenders all of the Company Membership Units owned by the undersigned:

Name(s) and Address of Registered Holder(s)	Number of Company Membership Units
If there is any error in the name or address shown below, please make the necessary corrections	Surrendered Hereby:

If you have questions about the completion of this letter of transmittal, please contact:

Keeana Sajadi Boarman Frost Brown Todd LLC (859) 244-7553

Ladies and Gentlemen:

This Letter of Transmittal is being delivered to you in connection with the Agreement of Merger (the “Merger Agreement”) dated as of June 10, 2011, by and among Rhino Resource Partners LP, Rhino Energy LLC, a Delaware limited liability company (“Rhino”), The Elk Horn Acquisition Co. LLC, a Delaware limited liability company and wholly-owned subsidiary of Rhino (“Merger Sub”), The Elk Horn Coal Company, LLC (“Elk Horn”) and the Member Representative (as defined therein) (the “Member Representative”) pursuant to which, among other things, Merger Sub has been merged with and into Elk Horn, and Elk Horn has become a wholly-owned subsidiary of Rhino (the “Merger”).  In connection with the Merger, the undersigned surrenders to you for exchange, on the terms and subject to the terms and conditions of the Merger Agreement and this Letter of Transmittal, all of the Company Membership Units in Elk Horn held by the undersigned.  Capitalized terms not otherwise defined in this Letter of Transmittal shall have the meanings ascribed to them in the Merger Agreement.

Upon completion of the Merger, each Company Membership Unit was converted into and represent the right to receive the merger consideration for each such Company Membership Unit consisting of (i) $9.67541 per Company Membership Unit (the “Initial Merger Consideration”) and (ii) when, if and to the extent paid pursuant to the terms of the Merger Agreement, the Escrow Agreement and the Member Representative Escrow Agreement, a Pro Rata Share of each of (A) the Additional Merger Consideration, if any, (B) the Escrowed Consideration, if any, pursuant to the terms of the Escrow Agreement, (C) the Member Representative Escrow Fund, if any, pursuant to the terms of the Member Representative Escrow Agreement (the consideration receivable under clauses (i) and (ii) above being collectively referred to as the “Merger Consideration”).

Please mail to the undersigned, as instructed below, the undersigned’s portion of the Initial Merger Consideration, if any, in respect of the Company Membership Units to which the undersigned is entitled in accordance with the terms of the Merger Agreement.  The delivery of the undersigned’s portion, if any, of the Escrowed Consideration and Member Representative Escrow Fund shall be subject to the terms of the Escrow Agreement and the Member Representative Escrow Agreement.

In consideration of Rhino’s delivery of the Merger Consideration, the undersigned hereby expressly agrees with Rhino as follows:

1.             Merger Agreement; Escrows.  The undersigned acknowledges that Rhino has deposited (i) the Escrowed Consideration into escrow (the “Escrow Fund”) with the Escrow Agent pursuant to Section 2.7 of the Merger Agreement and the terms of the Escrow Agreement and (ii) the Member Representative Escrow Fund into escrow with the Escrow Agent pursuant to Section 2.7 of the Merger Agreement and the terms of the Member Representative Escrow Agreement.  Any distributions made from the Escrow Fund or Member Representative Escrow Fund under the Escrow Agreement or Member Representative Escrow Agreement shall be made and delivered in accordance with the terms of the applicable agreement.  The undersigned acknowledges receipt of a copy of the Merger Agreement, the Escrow Agreement and the Member Representative Escrow Agreement and that he, she or it has received adequate information with respect to the Merger.  The undersigned has carefully reviewed and understands each of these documents and the terms of the Merger described therein.  The undersigned acknowledges and agrees to be subject to and bound by the terms and conditions of the Merger Agreement, including, without limitation, the rights of Rhino and other indemnitees to recover claims from the Escrow Fund pursuant to Section 2.7 and Article 7 of the Merger Agreement and the applicable provisions of the Escrow Agreement.  The undersigned understands and acknowledges that the Merger transaction has not been reviewed or approved by the US Securities and Exchange Commission.

2.             Representations and Warranties.

The undersigned represents and warrants to Rhino that:

(a)           The undersigned is the record and beneficial owner of the Company Membership Units set forth opposite his, her or its name above;

(b)           The undersigned has good and indefeasible title to the Company Membership Units set forth opposite his, her or its name above, free and clear of all liens, mortgages, pledges, hypothecation, restrictions, charges and encumbrances;  and

(c)           The undersigned has all necessary legal capacity, right, power and authority to execute and deliver this Letter of Transmittal and to sell, transfer and deliver the Company Membership Units.

3.             Member Representative.  The undersigned hereby approves and confirms the appointment of, and hereby appoints, Peter Sisitsky (or its respective successor as appointed pursuant to the Merger Agreement) to serve as Member Representative on behalf of the undersigned and as the attorney-in-fact and agent for and on behalf of the undersigned with respect to the Merger Agreement, the Escrow Agreement and the Member Representative Escrow Agreement, and the taking by such Member Representative of any and all actions and the making of any decisions required or permitted to be taken by the Member Representative under the Merger Agreement in accordance with Section 7.10 thereof or under the Escrow Agreement (including the right to take any action that the Member Representative may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification, compensation or reimbursement under Article 7 of the Merger Agreement or under the Escrow Agreement) and under the Member Representative Escrow Agreement.

4.             Surrender. The undersigned acknowledges and agrees that a valid surrender of the Company Membership Units will not be deemed made in acceptable form until receipt by Rhino of this Letter of Transmittal, duly executed by the undersigned, together with all accompanying evidence of authority, the Form W-9 and Certificate of Non-Foreign Status (or Form W-8 if the Stockholder is a non-US person), Requested Taxpayer Identification Number and Certification attached hereto, each as applicable, duly executed by the undersigned.  The undersigned will, upon request, execute and deliver any additional documents necessary or desirable to complete the surrender of the Company Membership Units as reasonably required by Rhino.  Rhino hereby reserves the absolute right to reject any Letter of Transmittal not in proper form, and Rhino’s interpretation of the terms and conditions of the Merger Agreement and this Letter of Transmittal with respect to such irregularities and defects shall be final and binding.  All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned.

5.             Release.  AS FURTHER CONSIDERATION FOR THE MERGER CONSIDERATION TO BE PAID TO THE UNDERSIGNED, AS OF THE EFFECTIVE TIME, THE UNDERSIGNED HEREBY RELEASES, REMISES AND FOREVER DISCHARGES RHINO, MERGER SUB, ELK HORN AND THEIR RESPECTIVE, PRESENT AND FORMER OFFICERS, DIRECTORS,  SUBSIDIARIES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”), FROM ANY AND ALL DEBTS, DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, COVENANTS, CONTRACTS, AGREEMENTS, PROMISES, ACTS, OMISSIONS, DAMAGES AND ANY AND ALL OTHER CLAIMS, DEMANDS AND LIABILITIES WHATSOEVER, OF EVERY NAME AND NATURE, BOTH IN LAW AND EQUITY, WHETHER KNOWN OR UNKNOWN AND WHETHER OR NOT IN LITIGATION (EACH, A “CLAIM”), AGAINST ANY OF THE RELEASEES, WHICH THE UNDERSIGNED MAY HAVE OR WHICH COULD BE ASSERTED BY ANOTHER ON HIS, HER OR ITS BEHALF NOW OR FROM THE BEGINNING OF THE WORLD TO THE EFFECTIVE TIME, RELATING TO OR ARISING FROM HIS, HER OR ITS RIGHTS AS A HOLDER OF COMPANY MEMBERHSIP UNITS, INCLUDING, WITHOUT LIMITATION, BREACH OF FIDUCIARY DUTY, OR CLAIMS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED OR ANY OTHER FEDERAL, STATE, BLUE SKY OR LOCAL LAW DEALING WITH ANY SECURITIES.  NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO RELEASE ELK HORN, RHINO, RHINO RESOURCE PARTNERS LP, MERGER SUB OR THEIR RESPECTIVE OFFICERS, DIRECTORS, SUBSIDIARIES, SUCCESSORS OR ASSIGNS FROM ANY LIABILITY ARISING UNDER THE MERGER AGREEMENT, THE ESCROW AGREEMENT, THE MEMBERSHIP REPRESENTATIVE ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO PAY THE MERGER CONSIDERATION.

IN FURTHERANCE OF THE RELEASE HEREIN GIVEN BY THE UNDERSIGNED, AS OF THE EFFECTIVE TIME, THE UNDERSIGNED HEREBY FOREVER COVENANTS WITH THE RELEASEES NOT TO SUE, ASSERT ANY CLAIM AGAINST, OR OTHERWISE SEEK ANY RECOVERY FROM ANY RELEASEE IN RESPECT OF ANY OF THE CLAIMS OR CAUSES OF ACTION THAT ARE BEING RELEASED HEREUNDER.

AS A PART OF THE CONSIDERATION FOR THE RELEASE HEREIN GIVEN, THE UNDERSIGNED EXPRESSLY WARRANTS AND REPRESENTS TO EACH OF THE RELEASEES THAT (I) THE UNDERSIGNED IS LEGALLY COMPETENT, (II) NO ASSIGNMENT, PLEDGE, SALE, TRANSFER OR OTHER DISPOSITION OF ANY RIGHT, TITLE, INTEREST IN OR TO ANY CLAIM OF THE UNDERSIGNED AGAINST ANY RELEASEE HAS BEEN MADE, (III) THE UNDERSIGNED HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE FOREGOING RELEASE, AND (IV) THE UNDERSIGNED IS ENTERING INTO AND PROVIDING SUCH RELEASE VOLUNTARILY, WHOLLY UPON HIS, HER OR ITS OWN VOLITION, JUDGMENT, BELIEF AND KNOWLEDGE, AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF ANY PERSON OR ENTITY.

In connection therewith, the undersigned expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California (or analogous provision of any applicable law), and does so understanding and acknowledging the significance of such specific waiver of Section 1542, which states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check is to be issued in a name which differs from the name shown on the Company Membership Unit ownership records of Elk Horn maintained by American Stock Transfer, & Trust Company, LLC. Issue to:

Complete ONLY if check is to be mailed to some address other than the address reflected above. See Instructions 4. Mail to:
Name:
Name:
Address:
Address:

(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE SUBSTITUTE FORM W-9 ATTACHED HERETO

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the Company Membership Unit ownership records of Elk Horn maintained by American Stock Transfer, & Trust Company, LLC If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 7.

Unless the Company Membership Unit are tendered by the registered holder(s) of the Company Membership Unit as shown on the Company Membership Unit ownership records of Elk Horn maintained by American Stock Transfer, & Trust Company, LLC, or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

Registered Holder
Authorized Signature

Registered Holder
Name of Firm

Title, if any
Address of Firm - Please Print
Date:

Phone No.:

INSTRUCTIONS FOR SURRENDERING COMPANY MEMBERSHIP UNITS

(Please read carefully the instructions below)

1.  Method of Delivery:  This Letter of Transmittal must be sent or delivered to American Stock Transfer & Trust Company (the “Exchange Agent”).    Do not send this Letter of Transmittal to The Elk Horn Coal Company, LLC or Rhino Resource Partners LP.

2.  Payment in the Same Name:  If the check is issued in the same name as the Company Membership Units are registered, the Letter of Transmittal should be completed and signed exactly as the surrendered Company Membership Units are registered.  If any of the Company Membership Units surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on stock records of Elk Horn maintained by the Exchange Agent.  If any Company Membership Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.   Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3.  Payment in Different Name:  If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the surrendered Company Membership Units are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then this Letter of Transmittal must be signed exactly as the name(s) of the registered owners appear on stock records of Elk Horn maintained by the Exchange Agent with the signatures guaranteed by an Eligible Institution as provided herein.

4.  Special Payment and Delivery Instructions:  Indicate the name in which and address to which the check are to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.  If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

5.  Letter of Transmittal Required; Surrender of Company Membership Units:  You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent.

6.  Substitute Form W-9:  Under the federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9.  If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report.  Failure to provide the information on the form may subject the surrendering stockholder to 28% backup withholding on the payment of any cash.  The surrendering stockholder must check the box in Part 4 if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future.  If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former Company Membership Units.  Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

7.  Non-Foreign Status Certifications.  Every stockholder must complete the appropriate version of the INDIVIDUAL NON-FOREIGN STATUS CERTIFICATION included below or the ENITY NON-FOREIGN STATUS CERTIFICATION included below. A stockholder that is a US person must execute the attached INDIVIDUAL NON-FOREIGN STATUS CERTIFICATION or ENITY NON-FOREIGN STATUS CERTIFICATION, as appropriate, in order to claim exemption from withholding under US income tax law of an amount equal to 10% of the amount realized by such stockholder on the sale of Company Membership Units.  Non-US Persons must also execute the appropriate INDIVIDUAL NON-FOREIGN STATUS CERTIFICATION or ENITY NON-FOREIGN STATUS CERTIFICATION by indicating that the individual or entity is not a US Person as instructed.

8.  Substitute Form W-8.  Under the federal income tax law, in the case of any disposition of a United States real property interest by a foreign person, the transferee is required to deduct and withhold a tax equal to ten percent (10%) of the amount realized on the disposition.  In general, a foreign person is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate.  To the extent the undersigned is such a foreign person, the undersigned is required to provide the Exchange Agent with a duly executed Substitute Form W-8BEN in the form attached to provide the information requested on such form, including the undersigned’s U.S. Taxpayer Identification Number.  Failure to provide such number will preclude a refund of any portion of the tax withheld.

9.  Stock Transfer Taxes.  If payment is to be made to any person other than the registered holder, or if surrendered Company Membership Units are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such Company Membership Units if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

All questions as to the validity, form and eligibility of any surrender of Company Membership Units pursuant to this Letter of Transmittal will be determined by the Exchange Agent and Rhino and such determination shall be final and binding.  Exchange Agent and Rhino reserve the right to waive any irregularities or defects in the surrender of any Company Membership Units.  A surrender will not be deemed to have been made until all irregularities have been cured or waived.

PAYER’S NAME:    AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

SUBSTITUTE

FORM     W-9

Department of the Treasury Internal Revenue Service

Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number
OR

Employer Identification
Number

Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Part 3—Certification Under Penalties of Perjury, I certify that:

(1) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)

I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and

(3) I am a U.S. person (including a U.S. resident alien).

Part 4—Awaiting TIN ☐

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE		DATE
NAME
ADDRESS
CITY	STATE		ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME:  American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a holder of Company Membership Units who tenders Company Membership Units that are accepted for exchange may be subject to backup withholding.  In order to avoid such backup withholding, the holder of Company Membership Units must provide the Exchange Agent with such holder’s correct taxpayer identification number and certify that such holder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith.  In general, if a holder of Company Membership Units is an individual, the taxpayer identification number is the Social Security number of such individual.  If the Exchange Agent is not provided with the correct taxpayer identification number, the holder of Company Membership Units may be subject to a $50 penalty imposed by the Internal Revenue Service.  For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Company Membership Units are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Certain holder of Company Membership Units (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder of Company Membership Units must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form.  Such statements can be obtained from the Exchange Agent.

Failure to complete the Substitute Form W-9 will not, by itself, cause the Company Membership Units to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the merger.  Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE:  FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens:  i.e., 000-00-0000.  Employer Identification Numbers have nine digits separated by only one hyphen:  i.e., 00-0000000.  The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of —	For this type of account:		Give the EMPLOYER IDENTIFICATION number of —

1.	An individual’s account		The individual	8.	Sole proprietorship account	The owner(4)

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	9.	A valid trust, estate or pension trust	The legal entity(5)

3.	Husband and wife (joint account)		The actual owner of the account or, if joint funds, the first individual on the account (1)	10.	Corporate account	The corporation

4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	11.	Religious, charitable, or educational organization account	The organization

5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)	12.	Partnership account held in the name of the business	The partnership

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person		The ward, minor, or incompetent person(3)	13.	Association, club, or other tax-exempt organization	The organization

7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14.	A broker or registered nominee	The broker or nominee

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)                List first and circle the name of the person whose number you furnish.  If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)                Circle the minor’s name and furnish the minor’s social security number.

(3)                Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)                You must show your individual name, but you may also enter your business or “doing business as” name.  You may use either your social security number or employer identification number (if you have one).

(5)                List first and circle the name of the legal trust, estate, or pension trust.  Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:                   If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.  Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•                  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•                  The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•                  An international organization or any agency or instrumentality thereof.

•                  A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•                  A corporation.

•                  A financial institution.

•                  A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•                  A real estate investment trust.

•                  A common trust fund operated by a bank under Section 584(a).

•                  An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•                  A middleman known in the investment community as a nominee or custodian.

•                  A futures commission merchant registered with the Commodity Futures Trading Commission.

•                  A foreign central bank of issue.

•                  A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•                  Payments to nonresident aliens subject to withholding under Section 1441.

•                  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•                  Payments of patronage dividends where the amount received is not paid in money.

•                  Payments made by certain foreign organizations.

•                  Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•                  Payments of interest on obligations issued by individuals.  Note:  You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•                  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•                  Payments described in Section 6049(b)(5) to nonresident aliens.

•                  Payments on tax-free covenant bonds under Section 1451.

•                  Payments made by certain foreign organizations.

•                  Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.  FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding.  For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice.  — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS.  The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws.  The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.  Payers must be given the numbers whether or not recipients are required to file tax returns.  Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.  Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2

(2)  Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)  Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

3

INDIVIDUAL NON-FOREIGN STATUS CERTIFICATION

[To be completed by individuals only]

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a United States real property interest, I,                                         , an individual, hereby certify the following:

1.                                       I am not a nonresident alien for purposes of U.S. income taxation;

2.                                       My United States taxpayer identifying number (Social Security number) is                                             ; and

3.                                       My home address is                                                                                                 .

If you are a nonresident alien for purposes of U.S. income taxation, please so indicate by placing a check mark on the line immediately below and leaving items 2 and 3 above blank:

I hereby certify that I am a nonresident alien for purposes of U.S. income taxation.

I understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Dated this                      day of                     , 2011.

Signature

Date

ENTITY NON-FOREIGN STATUS CERTIFICATION

[To be completed by entities only]

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

1.                                       The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.                                       The Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.                                       The Transferor’s United States employer identification number is                   ; and

4.                                       The Transferor’s office address is

If the Transferor is a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); please so indicate by placing a check mark on the line immediately below and leaving items 2 and 3 above blank:

The Transferor is a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

The Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Dated this                      day of                     , 2011.

NAME OF TRANSFEROR:

By:
Name:
Title:

PAYER’S NAME:  AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

SUBSTITUTE

FORM W-8BEN

Department of the Treasury Internal Revenue Service

Payer’s Request for Taxpayer Identification Number (TIN) and Certification

PART I. — Identification of Beneficial Owner

1.  Name of individual or organization that is the beneficial owner

2.  Country of incorporation or organization

3.  Type of beneficial owner for US income tax purposes

4.  Permanent residence address

5.  Mailing address (if different from above)

6.  U.S. Taxpayer Identification Number

Part II.  CERTIFICATION

Under penalties of perjury, I declare that I have reviewed the information on this form and, to the best of my knowledge and belief, it is true, correct and complete.  I further certify under penalties of perjury that:

1.  I am the beneficial owner (or am authorized to sign for the beneficial owner) of the income to which this form relates.

2.  The beneficial owner is not a U.S. person.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to establish your status as a non-U.S. person and, if applicable, obtain a reduced rate of withholding.

Signature of Beneficial Owner

DEFINITIONS

“Permanent Residence Address” means the address in the country where you claim to be a resident for purposes of that country’s income tax.  Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes.  If you are not an individual and you do not have a tax residence in any country, the permanent residence is where you maintain your principal office.

“Beneficial Owner” means, with respect to any income, the person who is required under U.S. tax principles to include the income in gross income on a U.S. tax return.

EXHIBIT D

RELEASE AGREEMENT

This Release Agreement (this “Agreement”), dated June 10, 2011, is made and entered into by                          (“Recipient”) and The Elk Horn Coal Company, LLC (“Company”).  For purposes of this Agreement, the term Company shall include Elkhorn Coal Company, LLC, its parents, subsidiaries, affiliates, predecessors, successors, relatives, heirs, executors, administrators, representatives, partners, agents, employees, officers, directors, attorneys and assigns.

1.             Purpose.  The Company desires for Recipient to release any and all claims Recipient may have with respect to the Company upon the change in control of the Company.

2.             Release.  In consideration of the mutual covenants set forth herein, the parties agree as follows:

(a)           The Company has agreed to pay Recipient a lump sum amount equal to $                                     (“Bonus Payment”), pursuant to the terms of the Amended and Restated Employment Agreement between Recipient and the Company dated                   , 20     (“Employment Agreement”).

(b)           In consideration of the payment to Recipient of the Bonus Payment, Recipient hereby releases, relinquishes, and forever discharges the Company from any and all liabilities, obligations, causes of action, suits, debts, covenants, contracts, controversies, agreements, warranties, representations, promises, damages, understandings, demands and claims, of whatever kind and nature, known and unknown, now existing or hereafter arising, which Recipient now has or has had or may have had or may have against the Company, whether in law or equity, arising out of or relating to any agreement, obligation, arrangement, discussion, covenant, promise or other understanding, whether oral, written or otherwise, on or before the date of this Agreement and particularly on account of any employment relationship between Recipient and the Company, including, but not limited to, claims for accounting, breach of contract, quasi-contract, quantum meruit, fraud (whether fraud in the inducement, fraud in the factum, constructive fraud or otherwise), misrepresentation, indemnity, discrimination or other claim to hold harmless, mistake, duress, breach of fiduciary duty, or any other tort or tortious act, whether of commission or omission, including any claim arising under any local, state or federal statute, ordinance, regulations or rule now or hereafter enacted, including, but not limited to, claims arising under the Fair Labor Standards Act of 1938, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, as amended, or any claim arising under an express or implied contract, tort, public policy, common law or any federal, state or local statute (including state and local anti-discrimination and age discrimination statutes), ordinance, regulation or constitutional provisions.  Notwithstanding the preceding to the contrary, nothing in this Agreement shall be construed to prevent Recipient from filing or participating in a charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”), or other federal, state or local agency; provided, Recipient hereby waives any rights to recover any damages or other relief from the Company in any claim, charge or suit brought by or through the EEOC, or any federal, state or local agency.

(c)           It is the specific intent and purpose of this Agreement to release and discharge any and all claims, charges and causes of action of any kind or nature whatsoever, whether known or unknown, and whether specifically mentioned or not, which may exist or might be claimed to exist at or prior to the date hereof, and Recipient specifically waives any claim or right to assert that any cause of action or alleged cause of action or claim or charge has been, through oversight or error, intentionally or unintentionally, omitted from this Agreement. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO RELEASE THE COMPANY, RHINO ENERGY LLC, THE ELK HORN COAL COMPANY LLC OR THEIR RESPECTIVE OFFICERS, DIRECTORS, SUBSIDIARIES, SUCCESSORS OR ASSIGNS FROM ANY LIABILITY ARISING UNDER THE AGREEMENT OF MERGER, THE ESCROW AGREEMENT, THE MEMBERSHIP REPRESENTATIVE ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO PAY THE MERGER CONSIDERATION.

3.             Representations and Warranties.  Recipient represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations or causes of action referred to in this Agreement, that Recipient has the sole right and exclusive authority to execute this Agreement on behalf of Recipient, and that Recipient has the sole right to receive the Bonus Payment.  Recipient represents and warrants that he/she has not sold, assigned, transformed, conveyed, or otherwise disposed of any of the rights, claims, demands, obligations, or causes of action referred to in this Agreement.

4.             Resolution of Disputes. Recipient and Company agree that any dispute arising hereunder shall be resolved by binding arbitration in accordance with the rules adopted by the American Arbitration Association (except that such rules shall be modified so that any arbitration award shall be made no later than ninety (90) days after arbitrator(s) are appointed), with any such arbitration proceedings to take place in Lexington, Kentucky.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflict of law rules.  All parties agree that, except as otherwise set forth herein, no party shall be entitled to, or recover for, consequential, punitive, exemplary or extraordinary damages.

5.             Miscellaneous Provisions.

(a)           This Agreement represents the entire agreement between Recipient and the Company regarding the Bonus Payment, and all prior negotiations, discussions and understandings are superseded by this Agreement.  Notwithstanding the preceding, Recipient acknowledges and agrees that this Agreement does not in any way supersede, negate or void any of Recipient’s duties, responsibilities, obligations or restrictions as set forth in the Employment Agreement, which shall otherwise remain in full force and affect.  In entering into this Agreement, each party has made its own investigation and has not relied upon any disclosure or non-disclosure by any other party.

(b)           Recipient agrees to execute such additional documents and perform such additional acts as the Company shall reasonably require to consummate the transactions contemplated by this Agreement and give effect to the intents and purposes hereof.

(c)           This Agreement may be altered or amended only by a writing signed by the parties.  The effective date of this Agreement and the releases contemplated hereby shall be the date first above written.

(d)           This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto.

(e)           If any provision of this Agreement or its application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired.  If it is determined that any provision of this Agreement is in any way invalid, illegal or unenforceable, such provision shall be modified to whatever extent is necessary to make such provision valid, legal and enforceable.

(f)            The provisions of this Agreement and the releases contemplated hereby shall be effective on the date first above written and shall continue in full force and effect unless Company or Recipient breaches the terms set forth herein, in which case the Agreement and releases shall continue in full force and effect with respect to the party committing the breach but shall no longer be effective to bind the party which did not breach the Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

THE ELK HORN COAL COMPANY, LLC

By:
Name:
Title:

S-1